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                                                                    EXHIBIT 10.1

O'Charley's ___/__________, ____________ County, __________

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is made and entered into as of ________ ____, 2003 (the "Effective Date"), by and between:

         (i) ______________, LP, a Delaware limited partnership, with its principal office and place of business at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 ("Landlord"), and

         (ii)     ________________, a _____________________, with its principal place of business at 3038 Sidco Drive, Nashville, Tennessee 37204 ("Original Tenant").

                              W I T N E S S E T H:

         Landlord leases to Tenant (as hereinafter defined), for the use and purposes whatsoever permitted in this Lease, and subject to the terms and conditions of the Rent Addendum attached hereto, and Tenant rents from Landlord, the following described premises, (hereinafter "Premises"): the real property located at ______________________, __________, _________ County, ___________ and
being more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Land"), together with all (i) rights, privileges, easements, servitudes, rights-of-way and appurtenances belonging or appurtenant to the Land (the "Appurtenant Interests"), and (ii) all buildings, fixtures and other improvements now or hereafter located on the Land and all right, title and interest of Landlord in and to any improvements used in connection with or necessary for the exercise of the Appurtenant Interests.

         The following additional stipulations are hereby declared to be covenants of this Lease and shall, unless otherwise expressly stated, be applicable at all times throughout the term of this Lease and any extension or renewal thereof:

1.       DEFINITIONS

         In addition to the defined terms appearing elsewhere in this Lease, the following terms shall be defined as follows for purposes of this Lease:

         "Annual Rent Commencement Date" shall mean the Effective Date.

         "Effective Date" shall mean the date set forth at the beginning of this Lease.

         "Landlord" shall mean CNL FUNDING 2001-A, LP, a Delaware limited partnership, its successors and assigns.

         "Lease" shall mean this Lease Agreement and all amendments hereto, if any, entered into from time to time hereafter, together with the Rent Addendum and Exhibits attached hereto.

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         "Lease Year" shall mean a fiscal period beginning on the Annual Rent
Commencement Date (and each annual anniversary thereof) and expiring on the last day preceding the next annual anniversary of the Annual Rent Commencement Date, provided, however, that in the event the Annual Rent Commencement Date is not the first (1st) day of a calendar month, then the first Lease Year shall commence on the first (1st) day of the calendar month following the Annual Rent Commencement Date and each subsequent Lease Year shall commence on the annual anniversary of the commencement date of the first (1st) Lease Year.

         "Material Taking" shall mean a Taking of the whole of the Land or a Taking of any portion of the Premises that, in Tenant's reasonable judgment exercised in good faith, will: (i) result in the loss of any material portion of the building located on the Land; (ii) materially impair access to the Land; or
(iii) otherwise result in the permanent closure or removal of a portion of the improvements (including the loss of parking spaces) located on the Premises which can be reasonably demonstrated to have rendered uneconomical the continued use of the Land (or the remainder thereof) for Tenant's business operations.

         "Rent" shall mean the rent payable under this Lease as set forth in the Rent Addendum attached hereto and incorporated herein, and shall include Annual Rent (as defined in the Rent Addendum), together with all other items described in this Lease as "additional rent".

         "Taking" shall mean a taking of all or any part of the Premises for any public or quasi-public use under any governmental law, ordinance, regulation or right of eminent domain, or sale to the condemning authority under threat of condemnation or by agreement between Landlord and/or Tenant and those authorized to exercise such right under threat of condemnation.

         "Tenant" shall include the Original Tenant and its successors and any assignee thereof pursuant to an assignment under Paragraph 16 of this Lease.

         "Total Cost" shall mean the greater of $_____________ or the actual gross purchase price paid by any successor or assignee of Landlord to purchase the Premises pursuant to a bona fide purchase and sale transaction between unrelated parties which purchase and sale transaction relates only to the Premises.

2.       TERM AND RENT

                  (a) Term. The term of this Lease shall begin on the Effective Date and shall expire on ________________, unless previously terminated or renewed or extended as provided herein. As used herein, the "Termination Date" shall mean the last day of the initial term (as described above) or the last renewal term exercised by Tenant as described in Paragraph 10 below, as applicable.

                  (b) Rent. Rent shall be due and payable as provided in the Rent Addendum attached hereto and incorporated herein.

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3.       ALTERATIONS AND IMPROVEMENTS, INVESTMENT TAX CREDIT, MECHANIC'S LIENS,
         LANDLORD'S DISCLAIMER

                  (a)      Alterations and Improvements.

                  (i) Tenant's Property. Tenant shall be permitted to install, use on and about, and remove from the Premises at any time and from time to time all trade fixtures and other personal property (exclusive of lighting, electrical, and heating and air conditioning improvements) that are not a component of the building located or to be located on the Land (hereinafter referred to as the "Tenant's Property"), all of which at all times shall remain the property of Tenant with the right of removal (subject to Paragraph 3(d) below) at or prior to the expiration or termination of this Lease. Tenant's Property shall include: (1) removable decor items and office equipment;
         (2) building lettering, signs, sign posts and sign standards; (3) unattached food and customer service equipment; (4) food and customer service equipment attached to the building by bolts and screws and/or by utility connections, including without limitation, walk-in refrigerators and freezers, remote refrigeration systems, exhaust systems and hoods, and water heaters; and (5) Tenant's interest in any equipment or other item of property that is leased to Tenant pursuant to an equipment lease.

                  (ii) Subsequent Improvements. Tenant shall also have the right to make any additions, alterations, changes and improvements, structural and nonstructural, including but not limited to construction of additional buildings and additions to the then existing buildings, as Tenant shall desire; provided, however, (x) as to any structural changes (but only if the cost of such change exceeds $100,000.00 (the "Alteration Amount")), (i) Tenant shall submit plans of all such changes to Landlord at least thirty (30) days in advance of the proposed construction date, which plans shall be subject to Landlord's approval which shall not be unreasonably withheld, conditional or delayed, (ii) Tenant shall provide Landlord with evidence of Tenant's financial ability to pay for such changes, and (iii) if Original Tenant has assigned or subleased its interest in this Lease to another party such assignee or sublessee shall deliver to Landlord unconditional payment and performance bonds for such work naming Landlord and such assignee or sublessee of Tenant as dual obligees, and (y) as to all changes, structural or non-structural, and regardless of whether any such change constitutes a structural change (and regardless of whether the cost of such change exceeds the Alteration Amount), (i) all such construction shall be completed in a workmanlike manner and in material compliance with all laws, building codes and ordinances applicable thereto, at Tenant's sole expense, and (ii) such additions, alterations, changes and improvements (whether structural or non-structural) shall not reduce the fair market value of the Premises. Notwithstanding the foregoing, the Alteration Amount shall increase to $150,000.00 at the expiration of the tenth (10th) Lease Year. In the event Landlord has reasonable cause to believe that such changes will reduce the fair market value of the Premises, Landlord shall designate an independent MAI appraiser within ten (10) days of Tenant's submission of plans of all changes to the Premises. Within ten (10) days after selection of Landlord's appraiser, Landlord shall notify Tenant of the determination made by Landlord's appraiser with respect to the anticipated fair market value of the Premises with such additions, alterations, changes and improvements. Tenant shall then have ten (10) days to dispute such determination and to

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         select its own independent MAI appraiser. In the event that Tenant fails to select its appraiser within such ten (10) day period, the determination of Landlord's appraiser shall constitute the anticipated fair market value. Within ten (10) days after selection of Tenant's appraiser, the two appraisers shall meet and attempt to agree as to the anticipated fair market value for the Premises. In the event that such appraisers are unable to agree as to such anticipated fair market value then: (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute the anticipated fair market value; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, which appraiser shall select which of the determinations of the first two appraisers shall constitute the anticipated fair market value. Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant. Any appraiser selected by Tenant or Landlord must have at least ten (10) years experience in appraising commercial real estate in the area in which the Premises is located. The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers shall be final, binding and conclusive upon Landlord and Tenant. In all events, said fair market value shall be determined without regard or consideration for this Lease or rent payable hereunder. In the event Landlord has not granted or denied its approval of plans submitted in accordance with this Paragraph 3 within two (2) weeks after such plans have been delivered to Landlord, such plans shall be deemed approved by Landlord.

                  (iii) Improvements Upon Termination, Subletting or Assignment. Subject to the requirements of this Paragraph 3, Tenant shall have the right, at its option and expense, to redecorate or otherwise remodel the Premises upon any termination hereof or upon any permitted subletting or assignment in such manner as will, without reducing the fair market value thereof, avoid the appearance of the O'Charley's Restaurant operated under this Lease; provided, however, that in addition to the other requirements of this Paragraph 3, Tenant shall not impair the structural condition of the improvements located on the Land, or reduce the size of the buildings located on the Land. Any dispute under this Paragraph as to whether a proposed change will reduce the fair market value of the Premises will be resolved by the same appraisal process described in subparagraph 3(a)(ii) above.

                  (iv) All subsequent improvements referred to in Paragraph 3(a)(ii) above, all improvements upon termination, subletting or assignment referred to in Paragraph 3(a)(iii) above, and any and all other additions, alterations, changes and improvements of any type by Tenant to the Premises (excluding Tenant's Property) shall be deemed to be a part of the Premises and the sole property of Landlord.

                  (b) Investment Tax Credit. Landlord hereby grants Tenant the right and privilege of applying for and receiving all investment tax credits, if any, under the Internal Revenue Code of 1986, as amended (the "Code") that may be available with respect to the building and other improvements which may be constructed on the

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         Premises. To this end, Landlord agrees to execute all such further documents and supply such additional information as may be required to make such election effective.

                  (c) Mechanic's and Other Liens. Tenant shall not do anything by which the Premises, or any part thereof, shall be encumbered by a mechanic's, materialman's, or other lien for work or labor done, services performed, materials, appliances, or power contributed, used, or furnished in or to the Premises or in connection with any operations or any other activity of Tenant, and, if, whenever and as often as any lien may be filed against the Premises, or any part thereof, purporting to be for or on account of any labor done, materials or services furnished in connection with any work in or about the Premises, done by, for or under the authority of Tenant, or anyone claiming by, through or under Tenant, Tenant shall discharge the same of record within thirty (30) days after service upon Tenant of written notice of the filing thereof; provided, however, Tenant shall have the right to remove the lien as an encumbrance upon the Premises by bonding same in accordance with applicable law and to contest any such lien; provided further that Tenant shall diligently prosecute any such contest, at all times effectively staying or preventing any official or judicial sale of the Premises under execution or otherwise, and, if unsuccessful, satisfy any final judgment against Tenant adjudging or enforcing such lien or, if successful, procuring record satisfaction or release thereof. Landlord shall, at the request of Tenant, execute or join in the execution of any instruments or documents necessary in connection with such proceedings, but Landlord shall incur no cost or obligation thereby.

                  (d) Landlord's Disclaimer. All of Tenant's Property placed in or upon the Premises by Tenant shall remain the property of Tenant with the right to remove the same at any time during the term of this Lease or any extension or renewal thereof. Landlord, if requested by Tenant, agrees to execute a Subordination of Landlord's Lien in the form of Exhibit "D" attached hereto or such other documentation as may be reasonably required by any equipment lender or lessor of Tenant by which Landlord shall subordinate its lien rights to the lien rights of any equipment lender or lessor with respect to Tenant's Property, and to all rights of levy for distraint for rent against the same; provided, however, that any damage caused by, or resulting from the removal of any of Tenant's Property or other personal property (including the leaving of holes or other openings in the roof or exterior of the building on the Land) shall be promptly repaired by Tenant or the party entitled to remove the same. Landlord agrees that such equipment lender or lessor shall have a period not to exceed thirty (30) days after notice to such lender or lessor that a Default has occurred hereunder to remove such equipment (and Landlord may thereafter remove such equipment at such lessor's or lender's expense). Landlord shall be entitled to reimbursement by Tenant for its reasonable costs and expenses in connection with the execution of such documentation, and Tenant agrees to pay such reasonable costs and expenses as a condition precedent to Landlord's execution of such documents.

4.       DESTRUCTION OF PREMISES; INSURANCE

                  (a) If the improvements located on the Land are damaged or destroyed by fire, flood, tornado or other element, or by any other casualty and such damage or destruction

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         does not occur within the last twenty four (24) months of the original or of any extended or renewed term of this Lease, or in the event Tenant elects not to terminate this Lease following a casualty that would allow Tenant to so terminate (as described below), this Lease shall continue in full force and effect and, unless Tenant effects an economic substitution as permitted in this Paragraph 4(a) and Paragraph 36 hereof, Tenant shall, as promptly as possible, restore, repair or rebuild the improvements located on the Land to substantially the same condition as existed before the damage or destruction, as modified to incorporate any improvements or alterations required to be made by any governmental body, county or city agency, due to any changes in code or building regulations. Tenant shall for this purpose use all, or such part as may be necessary, of the insurance proceeds received from insurance policies required to be carried under the provisions of Paragraph 4(b) hereinof. If such insurance proceeds are not sufficient to pay such costs, Tenant shall pay such deficit. Notwithstanding the foregoing provisions of this Paragraph 4(a), in the event that Tenant has an obligation hereunder to repair or rebuild the improvements located on the Land as a result of a casualty and Tenant determines that the repair or rebuilding of such improvements is not economically practicable, Tenant shall have the option to elect, by written notice to Landlord within sixty (60) days after such casualty, to substitute another restaurant property for the Premises pursuant to Paragraph 36 hereof, and in such event, (i) such substitution shall be completed within six (6) months after the delivery of such notice; (ii) all insurance proceeds payable with respect to the casualty affecting the Premises shall be paid to Tenant upon the completion of such substitution; and (iii) Tenant shall continue to pay Rent and its other monetary obligations hereunder and to provide general liability insurance pursuant to Paragraph 4(c) hereof until the substitute restaurant property is subject to a lease with Landlord as described in Paragraph 36 hereof. Should the improvements located on the Land be damaged or destroyed by any of the foregoing described casualties within the last twenty-four (24) months of the original term or of any extended or renewed term of this Lease, then to the extent that the Premises are untenantable or unsuitable, in Tenant's reasonable opinion, for continued use in the normal conduct of Tenant's business, including, without limitation, if restoration or reconstruction either
         (A) is not permitted by then existing laws or governmental regulations applicable to the restoration or reconstruction of the improvements on the Land or (B) is not economically practicable, in the reasonable judgment of Tenant, as a result of the cost of compliance with then existing laws or governmental regulations applicable to the restoration or reconstruction of the improvements on the Land (a "Total Loss"), Tenant shall have the right, exercisable by written notice to Landlord given within forty-five (45) days after the date of such damage or destruction, to terminate this Lease effective upon the date of such damage or destruction. If Tenant terminates this Lease as thus provided Landlord shall be entitled to all of the insurance proceeds on the Premises, but not to the proceeds of any business interruption insurance carried by Tenant or any insurance carried by Tenant on Tenant's Property; provided, however, Tenant shall not have the right to terminate this Lease unless (i) the damage or destruction of the improvements located on the Land was caused by a peril which was insured against as required by the provisions of Paragraph 4(b) of this Lease; and (ii) at the time of such damage and destruction the said insurance policies required to be carried by Tenant were in the amounts required by Paragraph 4(b) hereof (without deduction or co-insurance unless Tenant agrees to pay to Landlord (upon

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         termination hereof) the amount of any such deductible or co-insurance)
         and in full force and effect; and (iii) the insurer has confirmed coverage and its obligation to pay. If Tenant defaults in its obligation to carry insurance in the amounts required under Paragraph 4(b), then, prior to Tenant's termination of this Lease and in addition to the requirements set forth in the preceding sentence, Tenant shall be obligated to pay toward such reconstruction or to Landlord, as the case may be, the difference between the amount of insurance actually carried and the amount required to be carried under Paragraph 4(b).

                  (b) Tenant, at its expense and as additional rent hereunder, shall throughout the term of this Lease and any extension or renewal thereof, keep the improvements located on the Land insured with
         (i) "Special Form Causes of Loss" coverage (as such term is used in the insurance industry), at least as broad as the most current ISO Special Cause of Loss Form, including coverage for glass breakage, vandalism and malicious mischief, and builder's risk (if the improvements located on the Land are to be constructed or substantially refurbished or rebuilt pursuant to the terms of this Lease) for one hundred percent (100%) of the insurable replacement value with no co-insurance penalty, with any deductible in excess of One Hundred Thousand Dollars and No/100 Dollars ($100,000.00) to be approved by Landlord which approval of deductible shall not be unreasonably withheld, and (ii) "Ordinance and Law Coverage" with limits of not less than the building value for Coverage A (loss to the undamaged portion of the building), a limit of not less than fifteen percent (15%) of the building value for Coverage B (Demolition Cost Coverage), and a limit of not less than fifteen percent (15%) of the building value for Coverage C (Increased Cost of Construction Coverage).

                  (c) Tenant, at its expense, shall throughout the term of this Lease and any extension or renewal thereof, maintain commercial general liability insurance including product liability and liquor liability (if alcohol is served by Tenant) covering the Premises at least as broad as the most commonly available ISO Commercial General Liability policy form (occurrence basis) covering bodily injury, property damage and personal and advertising injury, for the joint benefit of and insuring Tenant and Landlord, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence with any deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) to be approved by Landlord which approval shall not be unreasonably withheld, with a general aggregate of not less than Two Million Dollars ($2,000,000.00) and a "following form" umbrella liability policy or excess liability policy to include product liability and liquor liability (if alcohol is served by Tenant), in an amount of not less than Ten Million Dollars ($10,000,000.00) per occurrence, with any deductible in excess of Five Hundred Thousand Dollars ($500,000.00) to be approved by Landlord which approval shall not be unreasonably withheld.

                  (d)      [INTENTIONALLY DELETED]

                  (e) In the event the Premises are located in an area identified by the National Flood Insurance Program as an area having "special flood hazards" (zones beginning with "A" or "V," Tenant shall maintain throughout the term of this Lease and any extension thereof, flood insurance for the full replacement value of the improvements

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         located on the Land, with any deductible in excess of Two Hundred Fifty
         Thousand and No/100 Dollars ($250,000.00) to be approved by Landlord which approval of deductible shall not be unreasonably withheld.

                  (f) In the event the Land is located in an area designated as a "Zone 1 or Zone 2 Earthquake Zone" by the U.S. Geological Survey and earthquake insurance is available, Tenant shall, throughout the term of this Lease, and any extension or renewal thereof, maintain earthquake insurance for the full replacement value of the Premises with any deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) to be approved by Landlord which approval shall not be unreasonably withheld.

                  (g) Landlord and Tenant shall periodically (but no more frequently than once in any five (5) year period) and in good faith revise the deductible amounts from time to time due to inflation and changes in the insurance underwriting market.

                  (h) All insurance companies providing the coverage required under this Paragraph 4 shall be selected by Tenant, shall be rated A minus (A-) or better by Best's Insurance Rating Service (or equivalent rating service if not available), and shall be licensed to write insurance policies in the state in which the Land is located. Tenant shall provide Landlord with copies of all policies or certificates of such coverage for the insurance coverages referenced in this Paragraph 4, and all commercial general liability and umbrella liability or excess liability policies shall name Landlord (and if Landlord is either a general or limited partnership, its general partners if so requested by Landlord) and any mortgagee whose name and address has been provided by written notice from Landlord to Tenant sent in accordance with this Lease as additional insured(s) thereunder. Any such coverage for additional insureds shall be primary and non-contributory with any insurance carried by Landlord or any other additional insured thereunder. All property insurance policies shall name Landlord as an additional named insured or as a loss payee as Landlord's interests may appear. All such policies of insurance shall provide that the amount thereof shall not be reduced and that none of the provisions, agreements or covenants contained therein shall be modified or canceled by the insuring company or companies without thirty (30) days prior written notice being given to Landlord (except for non-payment for which ten (10) days prior written notice will be provided); and that all insurance proceeds (if such payment exceeds $100,000.00) shall be paid by check payable to Landlord to be held in trust and applied pursuant to the terms of this Lease. Tenant may receive insurance proceeds directly if the insurance payment is $100,000.00 or less. Such policy or policies of insurance may also cover loss or damage to Tenant's Property, and the insurance proceeds applicable to Tenant's Property, together with the proceeds of any business interruption insurance maintained by Tenant, shall not be paid to Landlord or any mortgagee but shall accrue and be payable solely to Tenant. In the event of a casualty, Tenant shall be responsible for any deficiency between the replacement cost of the Premises and the amount actually paid by the insurance company.

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5.       MAINTENANCE AND REPAIR

                  (a) Tenant shall, during the term of this Lease and any extension or renewals thereof, (i) maintain the Land and all buildings and improvements thereon (interior and exterior, structural and otherwise) in good order and repair, subject to normal wear and tear (and subject to provisions hereof relating to condemnation and casualty) and perform all its obligations to maintain Appurtenant Interests as are imposed on Landlord or Tenant by the instruments granting such Appurtenant Interests; (ii) not commit waste or permit impairment or deterioration of the Premises (normal wear and tear excepted and subject to the provisions hereof relating to casualty and condemnation); (iii) keep the Tenant's Property, including trade fixtures, equipment, machinery and appliances thereon so that such items function as originally intended and shall replace such items of Tenant's Property when necessary in accordance with Tenant's normal operations to keep such items so that such items function as originally intended; (iv) comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Premises (provided, however, Tenant shall have the right to contest the same); (v) provide prompt notification to Landlord of any material adverse changes to the Premises, such as material changes in any environmental condition, including the presence of biocontaminants, such as, but without limitation mold, and shall promptly undertake reasonable remediation (and preventative) actions in connection with any such environmental condition on the Land and the improvements thereon (to the extent required by applicable environmental law); and (vi) subject to the provisions of Paragraph 4(a) with respect to damage within the last twenty-four (24) months of the Lease resulting from a casualty, and Paragraph 6 herein, return the Premises and all buildings and improvements thereon at the expiration of the term of this Lease or any extension or renewal thereof in as reasonably as good condition as when received, subject to normal wear and tear (and subject to provisions hereof relating to condemnation and casualty) and surrender the Appurtenant Interests and shall have performed all of its obligations, if any, with respect to maintaining such Appurtenant Interests.

                  (b) Tenant agrees that Landlord shall have no obligation under this Lease to make any repairs or replacements (including the replacement of obsolete components) to the Premises or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise. The terms "repair" and "replacement" include, without limitation, the replacement of any portions of the Premises for which Tenant is responsible hereunder that have outlived their useful life during the term of this Lease (or any extensions or renewals thereof). Landlord and Tenant intend that the Rent received by Landlord shall be free and clear of any expense to Landlord for the construction, care, maintenance (including common area maintenance charges and charges accruing under easements or other agreements relating to the Premises), operation, repair, replacement, alteration, addition, change, substitution and improvement of or to the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall remain responsible for, and shall pay to Landlord, any cost, charge or expense for which Tenant is otherwise responsible for hereunder attributable to any period (prorated on a daily basis) prior to the expiration or earlier termination of this Lease.

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                  (c)      Tenant acknowledges and agrees that the Premises are
         and shall be leased by Landlord to Tenant in its present "AS IS" condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., "AS IS", on and as of the Effective Date.

6.       CONDEMNATION

                  (a) In the event a Material Taking shall occur during the term of this Lease or any extension or renewal, then in such event, Tenant shall have the option of terminating this Lease as of a date no earlier than the date of such Material Taking, such termination date to be specified in a written notice of termination to be given by Tenant to Landlord not fewer than fourteen (14) days prior to the date on which possession of the Premises, or the affected part thereof, must be surrendered to the condemning authority or its designee.

                  (b) In the event of any Taking which does not constitute a Material Taking or in the event Tenant does not elect to terminate this Lease upon the occurrence of a Material Taking, then this Lease shall terminate only with respect to the portion of the Premises taken by such Taking and Landlord shall make its award available to Tenant and Tenant shall, to the extent of the award from such Taking (which term "award" shall mean the net proceeds after deducting expenses of any settlement, or net purchase price under a sale in lieu of a Taking), promptly restore or repair the Premises (except those items of Tenant's Property which Tenant is permitted to remove under the terms of this Lease unless the award expressly includes compensation for such items) to substantially the same condition as existed immediately prior to such Taking insofar as is reasonably possible. If the estimated cost of restoration or repair shall exceed the amount of Landlord's award, Tenant shall deposit with Landlord the amount of such excess. The award and any excess shall be held in trust by Landlord and made available by Landlord to Tenant, to the extent required herein, for the purpose of such restoration or repair. A just and proportionate part of the Rent payable hereunder shall be abated from the date of such Taking until ten (10) days after Tenant has restored the same and thereafter the Rent shall be reduced in proportion to the reduction in the then rental value of the Premises after the Taking in comparison with the rental value prior to the Taking. Landlord and Tenant shall make a good faith determination of the rental value of the Premises after such Taking based upon the negative economic impact of the Taking upon the profitability of the business of Tenant conducted at the Premises. If the award (excluding any portion of the award belonging to Tenant pursuant to Paragraph 6(c) below) shall exceed the amount spent or to be spent promptly to effect such restoration, repair or replacement, such excess shall unconditionally belong to Landlord and shall be paid to Landlord.

                  (c) In the event of any Taking that does not result in the termination of this Lease, Tenant shall not be entitled (except for use in reconstruction as set forth herein) to any part of the compensation or award given Landlord for the Taking of the Land, but Tenant shall have the right to recover from the condemning authority such compensation as is specifically awarded to Tenant (i) to reimburse Tenant for any Taking of Tenant's Property or for any cost which Tenant may incur in removing Tenant's Property from the Premises and (ii) for loss of Tenant's business.

                  (d) If this Lease is terminated by reason of a Taking, then Landlord shall be entitled to receive the entire award in any such condemnation or eminent domain proceedings or purchase in lieu thereof and Tenant hereby assigns to Landlord all of its right, title and interest in and to all and any part of such award, provided, however, Tenant shall be entitled to receive any award specifically made to reimburse Tenant for any Taking of Tenant's Property, moving expenses or business losses.

7.       TAXES AND ASSESSMENTS

                  (a) Except as set forth herein, Tenant shall pay prior to delinquency all taxes and assessments which may be levied upon or assessed against the Land and all the improvements located thereon (and the Appurtenant Interests to the extent levied upon or assessed against Tenant as the direct or indirect beneficiary of such Appurtenant Interests) with respect to any Lease Year and all taxes and assessments of every kind and nature whatsoever arising in any way from the use, occupancy or possession of the Land and all the improvements located thereon (and the Appurtenant Interests to the extent levied upon or assessed against Tenant as the direct or indirect beneficiary of such Appurtenant Interests) with respect to any Lease Year, together with all taxes levied upon or assessed against Tenant's Property with respect to any Lease Year. To that end, except as otherwise expressly provided below, Landlord shall not be required to pay any taxes or assessments whatsoever which relate to or may be assessed with respect to any Lease Year against this Lease, the Rent and other amounts due hereunder, the Premises or Tenant's Property; provided, however, that any taxes or assessments which may be levied or assessed against the Land and all the improvements located thereon (and the Appurtenant Interests to the extent levied upon or assessed against Tenant as the direct or indirect beneficiary of such Appurtenant Interests) for a period ending after the termination hereof shall be prorated between Landlord and Tenant as of such date. Landlord agrees to provide to Tenant, within ten (10) business days after its receipt thereof, any tax bills and other legal or governmental notices relating to the Premises that Landlord receives. Notwithstanding any terms of this Lease to the contrary, nothing contained in this Paragraph 7 or elsewhere in this Lease shall obligate Tenant to pay (i) any income, profit, franchise or similar tax that may be imposed upon or assessed against Landlord with respect to the Rent and income derived from this Lease under any law now in force or hereafter enacted, or (ii) to pay any inheritance, estate, succession, gift or any form of property transfer tax which may be assessed or levied against Landlord (excluding any real estate assessments based on value after a transfer to a third party).

                  (b) Within thirty (30) days after Tenant receives any paid receipted tax bills relating to the Premises, Tenant shall furnish Landlord with copies thereof. Tenant may, at its option, contest in good faith and by appropriate and timely legal proceedings any tax or assessment relating to the Premises; provided, however, that Tenant shall indemnify and hold Landlord harmless from any loss or damage resulting from any such contest, and all expenses of the same (including, without limitation, all attorneys' and paralegal fees, and court and other costs) shall be paid solely by Tenant. Landlord shall, at the request of Tenant, execute or join in the execution of any instruments or documents necessary in connection with such contest or proceedings, but Landlord shall incur no cost or obligation thereby.

8.       COMPLIANCE, UTILITIES, SURRENDER

                  (a) Tenant, at its expense shall (i) promptly comply in all material respects with all municipal, county, state, federal and other governmental requirements and regulations, whether or not compliance therewith shall require structural or other changes in the Land and the improvements thereon (and the Appurtenant Interests to the extent properly imposed upon Tenant as the direct or indirect beneficiary of such Appurtenant Interests); (ii) obtain and maintain all permits, licenses and other authorizations required for the use of the Premises or any part thereof then being made by Tenant and for the lawful and proper installation, operation and maintenance by Tenant of all equipment and appliances necessary or appropriate for the operation and maintenance of the Land and the improvements thereon (and the Appurtenant Interests to the extent properly imposed upon Tenant as the direct or indirect beneficiary of such Appurtenant Interests); and
         (iii) comply in all material respects with all easements, restrictions, reservations and other instruments of record applicable to the Premises, including without limitation, any requirement in such instruments on behalf of the owner or occupant of the Land and improvements thereon (and the direct or indirect beneficiary of the Appurtenant Interests) to obtain and maintain insurance, and whether now in effect or recorded during the term of this Lease, provided, however that Landlord shall not execute or record any easements, restrictions or other instruments against or affecting the Premises without the prior written consent of Tenant. Tenant shall indemnify and save Landlord harmless from all expenses and damages by reason of any notices, orders, violations or penalties filed against or imposed upon the Premises, or against Landlord as owner thereof, because of Tenant's failure to comply with this paragraph. Notwithstanding the foregoing, Tenant shall be entitled to contest any governmental requirement, restriction or other matter described above so long as all costs incurred in connection therewith are paid by Tenant.

                  (b) Tenant shall pay all charges for heat, water, gas, sewage, electricity and other utilities used or consumed on the Land and the improvements thereon (and the Appurtenant Interests to the extent properly imposed upon Tenant as the direct or indirect beneficiary of such Appurtenant Interests) during the term hereof and shall contract for the same in its own name. Landlord shall not be liable for any interruption or failure in the supply of any such utility service to the Premises, except to the extent such interruption or failure results from the willful misconduct or gross negligence of Landlord or its agents, employees or contractors.

                  (c) Tenant shall peacefully surrender possession of the Premises (excluding Tenant's Property), to Landlord at the expiration, or earlier termination, of the original term of this Lease or any extension or renewal thereof.

9.       QUIET ENJOYMENT

         Landlord covenants and warrants that Landlord has full power and authority to enter into this Lease, and that Tenant shall have and enjoy full, quiet and peaceful possession of the Premises, its appurtenances and all rights and privileges incidental thereto during the term hereof and any extension or renewal thereof, subject to the provisions of this Lease and any easements, restrictions, reservations and other instruments of record applicable to the Premises and in existence at the time of the conveyance of the Premises to Landlord by Tenant or thereafter (subject, however, to the restriction on Landlord's ability to execute and record such easements, restrictions and instruments, as described in Paragraph 8 above). Landlord agrees to cause the holder of any mortgage now or hereafter relating to the Premises to execute and deliver to Tenant a Subordination and Nondisturbance Agreement in the form contemplated by Paragraph 18.

10.      OPTION TO RENEW

         Tenant shall have four (4) successive five (5) year options to extend the original term of this Lease for up to an additional twenty (20) years upon the same terms, covenants, conditions and rental as set forth herein, provided that Tenant is not in Default (as hereafter defined, beyond applicable periods of notice and cure) hereunder at the commencement of the applicable option period. In the event Tenant elects not to exercise the option to extend the term hereof for the next succeeding five (5) year option period, Tenant shall give written notice to Landlord not less than six (6) months prior to the then-existing expiration date of the term hereof. Should Tenant fail to give Landlord such timely written notice during the required period, this Lease shall automatically renew for the next succeeding five (5) year option period pursuant to the terms hereof.

11.      NONCOMPETE

         Tenant shall not own an interest in, or operate, an O'Charley's Restaurant (other than the restaurant at the Premises or any O'Charley's Restaurant currently operating as of the date hereof) within a one (1) mile radius of the Land during the term of this Lease and any renewals hereof. Violation of this covenant shall, at Landlord's option, be and constitute a default hereunder and, because the parties agree that damages would not be an adequate remedy, Tenant hereby agrees that Landlord shall be entitled to equitable relief, including injunctive relief and specific performance in addition to any remedy available at law. Tenant further agrees that the restrictions and the duration of such restrictions set forth in this paragraph are reasonable under the circumstances and in particular, in relation to Tenant's restaurant business. Notwithstanding the foregoing, the requirements of this Paragraph 11 shall not apply to (a) any O'Charley's Restaurant in which Tenant owns an interest or operates as of the Effective Date, or (b) any other type or concept of restaurant (other than an O'Charley's Restaurant) now or hereafter owned or operated by Tenant.

12.      DEFAULT

                  (a) If any one or more of the following events occur, said event or events shall hereby be referred to as a "Default":

                  (i) If Tenant fails to pay Rent or any other charges required (x) under this Lease or at Landlord's option, under any other lease or agreement dated as of the date hereof or within ninety (90) days of the date hereof with Landlord or an affiliate of Landlord when same shall become due and payable, provided, however, the aggregate of all amounts in default under such Leases exceeds the sum of Fifty Thousand Dollars ($50,000.00), and (y) such failure continues for ten
         (10) days or more after written notice from Landlord. In the event of any such default, Landlord shall be entitled to the default interest rate specified in the applicable leases (if any) during the term of any such default, and any of Tenant's monies deposited with Landlord shall be immediately and irrevocably assigned to Landlord to apply to any obligations of Tenant owed to Landlord in any manner Landlord deems necessary.

                  (ii) If Tenant shall fail to perform or observe any term, condition, covenant, agreement, or obligation required: (x) under this Lease or at Landlord's option, any other lease or other agreement dated as of the date hereof or within ninety (90) days of the date hereof with Landlord or an affiliate of Landlord; and (y) such failure continues for thirty (30) days after written notice from Landlord (except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such Default, if such Default cannot reasonably be cured within such period, provided Tenant is in the process of diligently curing the same).

                  (iii) If Tenant fails to continuously operate its business upon the Land except for temporary periods of closure caused by casualty, condemnation, repairs, Acts of God, or temporary and reasonable periods of remodeling or while actively seeking to sublease or assign the Premises, not to exceed (in any such event) two hundred seventy (270) days (plus any additional period as may reasonably be required in order to repair or restore the Premises following a casualty or condemnation so long as Tenant has been diligently proceeding with such repair or restoration) in any Lease Year without first obtaining Landlord's written approval.

                  (iv) If Tenant shall make an assignment for the benefit of creditors or file a petition, in any federal or state court, in bankruptcy or reorganization, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property.

                  (v) If any petition shall be filed under federal or state law against Tenant in any bankruptcy, reorganization, or insolvency proceedings, and said proceedings shall not be dismissed or vacated within ninety (90) days after such petition is filed.

                  (vi) If a receiver or trustee shall be appointed under federal or state law for Tenant for all or any portion of the property of Tenant, and such receivership or trusteeship shall not be set aside within ninety (90) days after such appointment.

Notwithstanding the foregoing, a default under any such other lease or agreement as of the date hereof or within ninety (90) days of the date hereof with Original Tenant that has been (x) assigned to or become the subject of a sublease with a franchisee of Original Tenant (and provided such franchisee is not then in monetary default under such other lease or agreement), or

(y)sold and assigned by Original Tenant to an unrelated third party, shall not be deemed to be, or considered in determining the existence of, a Default hereunder. Likewise, a Default hereunder shall not be deemed to be, or considered in determining the existence of, a default under any such other lease or agreement as of the date hereof or within ninety (90) days of the date hereof originally with Original Tenant that has been (xx) assigned to or become the subject of a sublease with a franchisee of Original Tenant or (yy) sold and assigned by Original Tenant to an unrelated third party.

                  (b) During the continuance of any one or more of the aforementioned Defaults which are not cured within the cure period applicable thereto, if any, Landlord shall have the right, in addition to any other rights and remedies, to terminate this Lease by giving written notice of same to Tenant. Upon such notice, this Lease shall cease and expire, and Tenant shall surrender the Premises to Landlord. Notwithstanding such termination, Tenant's liability and obligation under all provisions of this Lease, including the obligation to pay Rent and any and all other amounts due hereunder shall survive and continue. In lieu of Tenant's continuing obligations hereunder (and as final liquidated damages therefor), during the continuance of Tenant's Default under this Lease, Landlord may, by notice to Tenant, accelerate the monthly installments of Rent due hereunder for the remaining term of this Lease. If Landlord does accelerate the Rent due hereunder, then the accelerated Rent shall be equal to the Rent which accrued prior to the date of termination, plus the Rent that would have accrued during the balance of the term (not including any renewal (term(s) not theretofore exercised by Tenant) of the Lease (as if this Lease had not been terminated), less the fair rental value of the Premises for the corresponding period, plus any and all reasonable expenses which Landlord may have incurred in re-letting the Premises including, but not limited to, allocable overhead, reasonable alterations to the building to protect the integrity of existing improvements or to facilitate reletting of the existing improvements and the Premises, leasing, construction, architectural, reasonable legal and accounting fees. The accelerated Rent shall be discounted to present value at an annual interest rate equal to eight and one-half percent (8.5%). Tenant hereby expressly agrees that its occupation of the Premises after any such termination constitutes forcible detainer (or equivalent) as is defined by the law in force in the jurisdiction in which the Land is located. Tenant further agrees that in the event of a Default, any monies deposited by Tenant with Landlord shall be immediately and irrevocably assigned and released to Landlord (without further action by Landlord or Tenant) to be applied by Landlord against any and all of Tenant's obligations under this Lease, in any manner as Landlord may determine.

                  (c) If this Lease shall terminate as provided hereinabove, Landlord may re-enter the Premises and remove Tenant, its agents and subtenants, together with all or any of Tenant's Property, by suitable action at law, or by force. Tenant waives any right to the service of any notice of Landlord's intention to re-enter and Landlord shall not be liable in any way in connection with any action it takes pursuant to this paragraph. Notwithstanding such re-entry or removal, Tenant's liability under this Lease shall survive and continue unless Tenant has paid in full the liquidated damages set forth in Paragraph 12(b) above.

                  (d) In case of re-entry, repossession or termination (following a Default) of this Lease (unless Landlord exercises its right to liquidated damages as described above), Tenant shall remain liable for Rent, any additional rent and all other charges provided for in this Lease for the otherwise remaining term of this Lease as and when due hereunder, and any and all expenses which Landlord may have incurred in re-entering the Premises including, but not limited to, allocable overhead, alterations to the building, leasing, construction, architectural, legal and accounting fees. Landlord shall have the right, but not the obligation (provided, however, that Landlord shall use reasonable efforts to mitigate Tenant's damages), to relet the whole or part of the Premises upon terms which Landlord, in its reasonable discretion, deems appropriate and Tenant shall be responsible for all expenses incurred by Landlord in reletting or attempting to relet and all rent collected from reletting shall be credited against all of Tenant's obligations hereunder.

                  (e) In the event of a Default, Landlord may, at its sole option, enter upon the Premises, if deemed necessary by Landlord in its sole discretion, and/or do whatever may be deemed necessary by Landlord in its sole discretion to cure such Default by Tenant. Tenant shall pay to Landlord within five (5) days after Landlord's request, all costs incurred by Landlord in connection with Landlord's curing of such Default. In addition to the above costs, in the event Landlord does not receive payment from Tenant when due under this Paragraph 12(e), then interest at the rate of ten percent (10%) per annum or, if less, the highest rate allowable by law, shall be due and payable with respect to such payment from the due date thereof until Landlord receives such payment.

                  (f) In the event of a Default, if Landlord engages legal counsel in connection with the enforcement of any of the terms and provisions of this Lease, then, in addition to all other sums due from Tenant to Landlord under this Lease, Tenant shall pay to Landlord (if Landlord is the prevailing party) any and all attorneys' fees, paralegal fees, and legal costs and expenses incurred by Landlord, whether or not judicial proceedings are filed, and including on appeal and in any bankruptcy proceedings.

                  (g) Notwithstanding the foregoing, in the event Tenant fails (beyond any applicable cure periods set forth herein) to (1) maintain and keep in full force and effect any or all of the insurance policies required pursuant to Paragraph 4 of this Lease, or (2) pay when due any and all taxes and/or assessments levied or assessed against the Premises, then in the event Landlord does not terminate this Lease, and at Landlord's request and in Landlord's sole discretion, Tenant shall escrow funds for payment of such insurance premiums and taxes and assessments in the following manner:

                  (i) Tenant shall immediately pay to Landlord all sums expended by Landlord, plus an additional ten percent (10%) thereof (which shall not be a penalty, but shall instead become part of the "Escrow Funds" described below), for purposes of: (1) bringing current or reinstating or purchasing the insurance required under Paragraph 4 of this Lease; and/or (2) paying all taxes and assessments which are past due or currently due. Thereafter, Tenant shall pay to Landlord on the first (1st) business day of each month along with the monthly payment of Rent a sum (the "Escrow Funds") equal to one-twelfth (1/12th) of: (A) the yearly premium(s) for the insurance required to be maintained by Tenant pursuant to Paragraph 4 of this Lease; and/or (B) the annual taxes and assessments levied or assessed against the Premises as reasonably estimated by Landlord, based on the prior year's taxes and assessments levied or assessed against the Premises.

                  (ii) Landlord shall apply the Escrow Funds to pay said insurance and/or taxes and assessments. No interest shall be payable by Landlord on the Escrow Funds unless required by applicable law, in which event all such interest shall be first applied by Landlord to pay such insurance premiums and/or taxes and assessments. Landlord shall provide to Tenant an annual accounting of the Escrow Funds in Landlord's normal format showing credits and debits to the Escrow Funds and the purpose for which each debit to the Escrow Funds was made.

                  (iii) If the amount of the Escrow Funds held by Landlord at the time of the annual accounting thereof shall exceed the amount deemed necessary by Landlord to provide for the payment of such insurance premiums and/or taxes and assessments as they become due, such excess shall be credited to Tenant against the next monthly installment or installments of Escrow Funds due. If at any time the amount of the Escrow Funds held by Landlord shall be less than the amount deemed necessary by Landlord to pay such insurance premiums and/or taxes and assessments as they become due, Tenant shall pay to Landlord any amount necessary to make up the deficiency within thirty
         (30) days after written notice from Landlord to Tenant requesting payment thereof.

                  (iv) The foregoing Escrow Funds arrangement shall terminate if Tenant fully and faithfully complies with the provisions of this Paragraph 11(g) for a period of twenty-four (24) consecutive months. Upon the termination or expiration of this Lease or upon termination of the foregoing Escrow Funds arrangement pursuant to the preceding sentence, Landlord shall promptly refund (or credit to Tenant against amounts due to Landlord in the case of termination due to Tenant's Default) any Escrow Funds held by Landlord.

                  (h) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of any Default, and no waiver of any Default shall be effective unless it is in writing, signed by Landlord.

13.      HOLDING OVER

         In the event Tenant remains in possession of the Premises after the expiration of this Lease without executing a new written lease acceptable to Landlord and Tenant, Tenant shall occupy the Premises as a tenant from month to month subject to all the terms hereof (except as modified by this Paragraph), but such possession shall not limit Landlord's rights and remedies by reason thereof nor constitute a holding over. In the event of such month to month tenancy, the monthly installment of Rent due for each such month shall increase to be one hundred fifty percent (150%) the monthly installment thereof which was payable during the last month of the term of this Lease.

14.      WAIVER OF SUBROGATION

         Notwithstanding anything in this Lease to the contrary, other than Tenant's obligations to repair, restore or rebuild described in Paragraph 4 of this Lease, neither party shall be liable to the other for any damage or destruction of the Premises resulting from fire or other casualty covered by insurance required of either party hereunder, whether or not such loss, damage or destruction of the Premises is caused by or results from the negligence of such party (which term includes such party's officers, employees, agents and invitees), and each party hereby expressly releases the other from all liability for or on account of any said insured loss, damage or destruction, whether or not the party suffering the loss is insured against such loss, and if insured whether fully or partially. Notwithstanding the foregoing, the waiver and release provisions set forth above shall not apply with respect to an action of either party hereto that has the effect of voiding the applicable insurance or otherwise preventing recovery thereof. Each party shall procure all endorsements of insurance policies carried by it necessary to protect the other from any right of subrogation and/or liability in the event of such loss.

15.      LANDLORD'S LIEN FOR RENTS

         As security for Tenant's payment of Rent and all other payments required to be made by Tenant hereunder (including, by way of illustration only, taxes, damage to the Premises, court costs, and attorneys' fees) Tenant acknowledges Landlord's lien to the extent granted by statute or common law upon all of Tenant's Property now or hereafter located upon the Premises; provided, however, that the foregoing language shall not be deemed to grant a lien or security interest to Landlord if the State in which the Premises is located does not create such lien by statute or common law. The lien herein provided shall be subordinate to the lien of any chattel mortgage, collateral assignment or security interest given by Tenant to any seller of Tenant's Property or to any creditor that has made a loan to Tenant that is secured by such Tenant's Property. During the continuance of a Default, Landlord may enter upon the Premises and take possession of Tenant's Property, or any part thereof, and may sell all or any part of Tenant's Property at public or private sale in one or successive sales, upon ten (10) business days' prior written notice, to the highest bidder for cash and on behalf of Tenant. Landlord may sell and convey Tenant's Property, or any part thereof, to such bidder, delivering to such bidder all of Tenant's title and interest in such property sold to such bidder. The proceeds of such sale shall be applied by Landlord first toward the costs of such sale and then toward the payment of all sums due from Tenant to Landlord under this Lease. Notwithstanding anything above to the contrary, in connection with Tenant's financing of Tenant's Property, Landlord agrees to subordinate any lien provided in this paragraph to which it may be entitled, and agrees to execute a Subordination of Landlord's Lien in the form of Exhibit "D" attached hereto or such other customary documents requested by an entity providing such financing to evidence such subordination, provided the form and content of any such subordination are reasonably satisfactory to Landlord and its counsel. As part of such subordination, Landlord agrees to permit such entity providing such financing to store equipment, fixtures or furnishings at the Premises for a period not to exceed thirty (30) days (or Landlord may remove such equipment, fixtures or furnishings at such financing entity's expense), or to remove such Tenant's Property from the Premises following reasonable notice to Landlord, provided such financing entity restores the Premises including without limitation, the covering and sealing of holes in the roof or outside walls caused by such removal and repairs all other damage caused by such removal.

Notwithstanding the foregoing, (x) in no event shall any lien or security interest granted to Landlord pursuant to this Paragraph 15 including any equipment, trade fixtures or other property that is leased to Tenant pursuant to an equipment lease, and (y) Landlord hereby waives any statutory "landlord's lien" or other interest in and to any equipment, trade fixtures or other property that is leased to Tenant pursuant to an equipment lease.

16.      ASSIGNMENT AND SUBLETTING

                  (a) Except as set forth in Paragraph 16(b) hereof, Tenant shall not have the right, without first obtaining Landlord's prior written consent (which consent may not be unreasonably withheld) to assign this Lease or sublet any part or all of the Premises to any party for any purpose. If Tenant is not then (or after consummation will not then be) a publicly traded company, a change in ownership of the controlling interest of Tenant, which shall mean the sale, assignment or other transfer, in a single transaction or a series of related transactions of 50.1% or more of the outstanding common stock of Tenant (without regard to any sale, assignment, gift or other transfer to any spouse or direct descendent of any holder of such common stock as of the date hereof) to any "person" or "group" within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 as amended. Notwithstanding the foregoing, any change in ownership of any shares of Tenant's stock shall not constitute an assignment for the purposes of this subparagraph if Tenant is a publicly traded company at such time. Landlord agrees to provide its consent to an assignment or subletting so long as: (i) such assignment or subletting would not violate the terms of any then agreement of record applicable to the Premises in effect prior to the Effective Date or agreements recorded on or after the Effective Date as long as Tenant has consented in writing to the terms, if any, of such agreements recorded on or after the Effective Date which materially affect assignment rights granted in this Paragraph or the permitted use of the Premises, and
         (ii) such assignee or subtenant has a net worth of $2,500,000 or more and which such assignee or subtenant then presently operates not less than five (5) restaurant units, and (iii) the proposed use does not violate any applicable governmental codes or regulations, and (iv) the proposed use is not "noxious or offensive" as defined in Paragraph 19 hereof, and (v) the assignee or subtenant has the financial capacity to meet the obligations imposed on it by this Lease (as reasonably determined by Landlord), and (vi) such assignment will not result in the downgrade of any bonds issued in connection with a net lease securitization of this Lease. No assignment or subletting or consent thereto by Landlord shall relieve Tenant of its liability for the continued performance of all terms, covenants and conditions of this Lease, including without limitation the payment of all Rent and other charges thereunder. Likewise, as a condition of any such assignment by Tenant, the assignee shall be required to execute and deliver to Landlord, upon the effective date of such assignment, an agreement, in recordable form, whereby such assignee assumes and agrees to discharge all obligations of Tenant under this Lease.

                  (b) Notwithstanding the foregoing Paragraph 16(a) hereof, Tenant shall have the right to sublet the Premises, and to assign or otherwise transfer its interest in, to and under this Lease, to (i) an affiliate or an operating subsidiary of Tenant, (ii) a franchisee of Original Tenant, (iii) any surviving corporation resulting from a merger or consolidation of Tenant with any other corporation, or (iv) any entity which purchases or otherwise acquires all or substantially all of the assets of Tenant, all without Landlord's approval.

                  (c) Prior to any permitted assignment or subletting hereunder, Tenant shall deliver to Landlord written notice of such assignment or subletting, together with: (i) a copy of the assignment or subletting documents (including copies of any documents related thereto to be recorded); (ii) the name, address and telephone number of such assignee or sublet tenant and a designated contact person therefor; (iii) a new insurance policy and binder complying with the terms of this Lease and naming such assignee or sublet tenant as the tenant of the Premises; and (iv) an agreement executed by such assignee or sublet tenant, in recordable form, whereby such assignee or sublet tenant assumes and agrees to discharge all obligations of Tenant under this Lease.

                  (d) Subject to the provisions of Paragraph 17, below, Landlord shall have the right without limitation to sell, convey, transfer or assign its interest in the Premises or its interest in this Lease, and upon such conveyance being completed all covenants and obligations of Landlord under this Lease accruing thereafter (but not before such conveyance) shall cease, but such covenants and obligations shall run with the land and shall be binding upon the subsequent landlord or owners of the Premises or of this Lease. Commensurate with any such transfer, Landlord shall deliver all Escrow Funds then held by Landlord to the applicable transferee.

17.      RIGHT OF FIRST REFUSAL

                  (a) Except in transactions consummated prior to the end of the fourth (4th) Lease Year, Landlord shall not at any time sell or convey or agree to sell or convey the Premises without first having complied with the requirements of this Paragraph 17. Provided that no Default exists or has occurred and is continuing, if Landlord shall desire to sell or convey the Premises and Landlord shall obtain an offer, acceptable to Landlord, to purchase the Premises, then Landlord shall submit a written copy of the offer to Tenant and shall give Tenant fourteen (14) days within which to elect to purchase the Premises on the precise terms and conditions of the offer (except that if the offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such non-cash consideration). If Tenant elects to so purchase the Premises, Tenant shall give to Landlord written notice thereof ("Acceptance Notice") and the closing shall be held within sixty (60) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Premises to Tenant. At the closing Landlord shall deliver to Tenant a special warranty deed (or local equivalent) and a bill of sale, sufficient to convey to Tenant fee simple title to the Premises free and clear of all liens, restrictions and encumbrances (other than those in existence as of the Effective Date). In the event Tenant shall elect not to so purchase the Premises, Landlord may thereafter sell the Premises only to the party making the offer or its assignee(s) and only in accordance with the terms thereof, unless a further offer is submitted to Tenant in accordance with this Paragraph 17. Any such sale of the Premises shall, in all events, be subject to this Lease.

                  (b) In no event shall the provisions of this Paragraph 17 or the rights and privileges of Tenant under this Paragraph 17 be construed as limiting in any manner any other rights granted elsewhere in this Lease to Tenant.

                  (c) Notwithstanding anything to the contrary herein, the provisions of this Paragraph 17 shall not apply to (i) any sale or conveyance of the Premises in foreclosure sale (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust, or to any transfer subsequent to a foreclosure sale or deed in lieu thereof in connection with the requirements of any rating agencies if the Lease is securitized, (ii) any sale or conveyance of the Premises which occurs during the existence of a Default hereunder, (iii) any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord, or the change of the trustee, manager or other controlling person of the Landlord, or (iv) any transfer to any affiliate under the control of Landlord or its affiliates. Any and all references in this Lease to a "mortgage" shall also be deemed to refer to a deed of trust or deed to secure debt.

                  (d) If Tenant shall have agreed to purchase the Premises pursuant to an offer under which the third party offeror was to acquire the Premises under and subject to the lien of any mortgage, Tenant may, at its option (but without any obligation to do so) purchase the Premises for cash free and clear of such mortgage but only if (i) the cash portion of the offer is increased by an amount equal to the principal and interest secured by the mortgage, and (ii) Tenant pays (in addition to the purchase price) all prepayment premiums or defeasance deposits, yield maintenance amounts, satisfaction fees and any and all other sums which become owing as a result of such prepayment or defeasance, as the case may be; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Premises been sold under and subject to the lien of the mortgage, pursuant to the offer.

                  (e) The foregoing right of first refusal shall remain in existence notwithstanding its non-exercise with respect to any sale and shall be binding upon Landlord's successors in title.

18.      SUBORDINATION, NON DISTURBANCE, ATTORNMENT, ESTOPPEL CERTIFICATE.

                  (a) Upon written request of the holder of any mortgage (which term "mortgage" shall also include deeds of trust or deeds to secure debt) granted by Landlord now or hereafter relating to the Premises, Tenant shall subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall, within fourteen (14) days of the receipt of such request, execute, acknowledge and deliver an instrument substantially in the form of Exhibit "B" attached hereto or in other reasonable form customarily used by such encumbrance holder to effect such subordination so long as such form is consistent with the provisions of this Paragraph 18; provided, however, as a condition of all such subordinations, the holder of such mortgage shall be first required to agree with Tenant that, notwithstanding the existence of such mortgage or the foreclosure or other exercise of rights under any such first or other mortgage, Tenant's possession and occupancy of the Premises and its leasehold estate shall not be disturbed or interfered with nor shall Tenant's rights and obligations under this Lease (including without limitation Tenant's rights to use insurance and condemnation proceeds to repair and rebuild the Premises as contemplated hereby) be altered or adversely affected thereby so long as Tenant is not in Default.

                  (b) Notwithstanding anything in Paragraph 18(a) above to the contrary, in the event the holder of any such mortgage elects to have this Lease be superior to its mortgage, then upon notification to Tenant to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, and Tenant shall execute, acknowledge and deliver an instrument, in the form customarily used by such encumbrance holder to effect such priority.

                  (c) In the event proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage made by Landlord encumbering the Premises, or in the event of delivery of a deed in lieu of foreclosure under such a mortgage, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as "Landlord" under this Lease; provided, however, that (i) so long as Tenant is not then in Default hereunder, this Lease and the leasehold estate hereby created will not be extinguished or terminated and the rights hereunder of Tenant will not be disturbed, affected or impaired by the foreclosure of such mortgage, delivery of a deed in lieu of foreclosure of such mortgage, or the exercise of other rights and remedies that such mortgage provides; (ii) Tenant shall not be named or joined as a party defendant or otherwise in any proceeding for the foreclosure of such mortgage or to enforce any rights under such mortgage: (iii) all condemnation awards and payments and all proceeds of insurance paid or payable with respect to the Premises shall continue to be applied and used in the manner set forth in this Lease; and (iv) neither such mortgage nor any other security instrument executed in connection therewith shall be construed as subjecting any of Tenant's Property to the lien thereof. Upon the request of such purchaser or Tenant, Tenant and such purchaser shall execute, acknowledge and deliver an instrument, in form and substance reasonably satisfactory to such purchaser and Tenant, evidencing such attornment and agreement of non-disturbance.

                  (d) Each party agrees, within seven (7) days after written request by the other, to execute, acknowledge and deliver to and in favor of any proposed mortgagee, purchaser, assignee or subtenant of the Premises, an estoppel certificate, substantially in the form of Exhibit "C" attached hereto, stating, among other things
         (i) whether this Lease is in full force and effect, (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (iii) the date to which Rent and other charges have been paid, and (iv) whether the party furnishing such certificate knows of any default on the part of the other party under this Lease, or has any claim against such party and, if so, specifying the nature of such default or claim.

                  (e) Upon written notice to Tenant by the holder of any mortgage granted by Landlord encumbering the Premises, Tenant shall provide, in the manner set forth in Paragraph 20 hereof, concurrent notice to such encumbrance holder at the address specified in such notice, including a copy of any notice that Tenant is required to provide to Landlord hereunder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and shall agree to allow such encumbrance holder the same period granted to Landlord, if any, after written notice to cure or cause the curing of such default before exercising Tenant's rights under this Lease, or terminating or declaring a default under this Lease. Upon written request of the encumbrance noted Tenant shall forthwith execute, acknowledge and deliver an agreement in favor of and in the form reasonably required by such encumbrance holder, by the terms of which Tenant shall agree to give prompt written notice to such encumbrance holder.

19.      USE OF PREMISES

         The use of the Premises by Tenant shall be limited to the operation of an O'Charley's Restaurant, or such other use as may be made pursuant to a permitted assignment of this Lease or subletting of the Premises, or such other use as Landlord, in its sole discretion, otherwise may approve, in writing and in advance, which approval shall not be unreasonably withheld. Landlord shall not be required to approve (i) any use which Landlord deems to be "noxious or offensive", which shall be defined to mean an off-track betting business, massage parlor, blood bank, or adult or adult video rental store (which are defined as stores in which thirty percent (30%) or more of the inventory is not available for sale to children under eighteen (18) years old); or (ii) a business, the primary or exclusive operation of which consists of a dance hall, bar serving alcoholic beverages (excluding a restaurant with a bar so long as such restaurant with bar derives less than forty percent (40%) of its gross sales from alcohol), billiard or pool hall, bingo parlor, video game arcade or night club. Except as provided in subparagraph 12(a)(iii) hereof, Tenant shall continuously operate such restaurant on the Premises. Tenant shall at all times maintain the Premises, to the extent required by Paragraph 5 hereof, and operate its business in compliance in all material respects with all applicable regulations and requirements of all county, municipal, state, federal and other governmental authorities affecting the Premises which are now in force or which are enacted during the term of this Lease (except to the extent that the Premises are "grandfathered" under such regulations and requirements(s)), and instruments of record affecting the Premises which are recorded prior to the Effective Date and on or after the Effective Date so long as Tenant has consented in writing to any instrument recorded on or after the Effective Date, which consent shall not be unreasonably withheld.

20.      NOTICES

         All notices, approvals, consents and other communications required or permitted to be given hereunder shall be in writing and shall be delivered by a nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Landlord: ______________________
                         450 South Orange Avenue
                         Orlando, FL 32801-3336
                         Attention: Property Management
                         Fax: (407) 422-2933

         with copy to:   TIMOTHY J. MANOR, ESQUIRE
                         Office of the General Counsel
                         450 South Orange Avenue
                         14th Floor
                         Orlando, Florida 32801
                         Fax: (407) 650-1543

         If to Tenant:   ________________
                         3038 Sidco Drive
                         Nashville, Tennessee 37204
                         Attention: Chad Fitzhugh, CFO
                         Fax: (615) 782-5031

         with copy to:   BASS BERRY & SIMS PLC
                         315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238
                         Attention: D. Mark Sheets
                         Fax: (615) 742-2758

         Any party may change its address for notices by written notice in like manner as provided in this paragraph and such change of address shall be effective seven (7) days after the date notice of such change of address is given. Notice for purposes of this Lease shall be deemed given when it shall have been received or refused from the U.S. certified or registered mail, or a nationally recognized overnight courier, by the party who is the intended recipient of such notice.

         With respect to any such notice, Tenant shall, and Landlord shall use its best efforts to, simultaneously deliver a copy of such notice by facsimile at the appropriate facsimile number above to the other party; provided however, that certified mail or overnight courier delivery shall nevertheless be required to effect proper notice hereunder.

21.      INDEMNIFICATION

         Tenant does hereby indemnify and exonerate Landlord against and from all liabilities, losses, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' fees, attorneys' fees, paralegal fees, and legal costs and expenses incurred by Landlord, whether or not judicial proceedings are filed, and including on appeal and in any bankruptcy proceedings, which may be imposed upon or asserted against or incurred by Landlord by reason of any of the following occurring during the term of this Lease or renewal and any extension thereof:

                  (a) any work or thing done by Tenant or its agent, employee or contractor in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises;

                  (b) any use, possession, occupation, operation, maintenance or management of the Premises or any part thereof by Tenant or its agent, employee or contractor;

                  (c) any failure by Tenant or its agent, employee or contractor to, or to properly, use, possess, occupy, operate, maintain or manage the Premises or any part thereof;

                  (d) the condition, including environmental conditions which shall include the presence of mold or other naturally occurring bio-contaminants, of the Premises or any part thereof;

                  (e) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                  (f) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof including any sidewalk adjacent thereto; or

                  (g) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with, provided, however that, notwithstanding any terms of this Lease to the contrary, nothing in this Paragraph 21 or elsewhere in this Lease shall obligate or require Tenant to indemnify, defend or hold Landlord harmless from and against any losses, liabilities, damages, costs, expenses, suits, judgments or claims arising from injury or damage during the term of this Lease or any extension or renewal thereof to person or property caused by the willful misconduct or gross negligence of Landlord or any of its agents, employees or contractors.

22.      COOPERATION

         Landlord shall fully cooperate with Tenant throughout the term of this Lease and any extension or renewal thereof to secure or maintain proper zoning, building and other permits and compliance with all applicable laws. Landlord shall execute any petitions, requests, applications, easements and the like as Tenant shall reasonably request in order to obtain any permit, license, variances and approvals which, in the reasonable judgment of Tenant, are necessary for the lawful construction and/or operation of Tenant's business on the Premises, provided, however, that Tenant shall indemnify and hold Landlord harmless from any and all expenses, costs, charges, liabilities, losses, obligations, damages and claims of any type which may be imposed upon, asserted against or incurred by Landlord by reason of the same.

23.      HOLD HARMLESS

         Tenant agrees to hold Landlord harmless against any and all claims, damages, accidents and injuries to persons or property caused by or resulting from or in connection with anything in or pertaining to or upon the Premises during the term of this Lease or while Tenant is occupying the Premises, except if such claim, damage, accident or injury shall be caused by the actions or negligence of Landlord or its agents, employees or contractors. Landlord shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees or any other person whomsoever for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, or its agents, servants or employees or of any other person entering the building on the Land under expressed or implied invitation by Tenant or due to any other cause whatsoever, unless caused by the negligence or neglect of Landlord, its employees or its authorized representatives.

24.      LANDLORD'S LIABILITIES

         Neither Landlord nor any partner, shareholder or beneficiary thereof shall have any personal liability with respect to any of the provisions of this Lease, and if Landlord is in default with respect to its obligations hereunder, Tenant shall look solely to the interests of Landlord in the Premises.

25.      SUCCESSORS

         The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

26.      ENTIRE AGREEMENT, MEMORANDUM OF LEASE

         This Lease contains the entire agreement between the parties hereto and may not be modified in any manner other than in writing signed by the parties hereto or their successors in interest. A memorandum of this Lease shall be executed by the parties and shall be recorded in the official records of the county where the Premises are located.

27.      GENDER

         Whenever the context hereof permits or requires, words in the singular may be regarded as in the plural and vice-versa, and personal pronouns may be read as masculine, feminine and neuter.

28.      BROKERAGE FEES

         It is understood and agreed that neither party has incurred any real estate brokerage fees or commissions arising out of this Lease and each party agrees to hold the other harmless from and against all such fees and commissions incurred, and costs related thereto including legal fees, as a result of its own conduct or alleged conduct.

29.      CAPTIONS

         The captions of this Lease are for convenience only, and do not in any way define, limit, disclose, or amplify terms or provisions of this Lease or the scope or intent thereof.

30.      NOT A SECURITY ARRANGEMENT

         The parties hereto agree and acknowledge that this transaction is not intended as a security arrangement or financing secured by real property, but shall be construed for all purposes as a true lease.

31.      NET LEASE

         It is the intention of the parties hereto that this Lease is and shall be treated as a triple net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate (except as expressly provided in Paragraph 4(a) or Paragraph 6) nor shall Tenant be entitled to any abatement, suspension, deferment, reduction (except as expressly provided in Paragraph 6 hereof), setoff, counterclaim, or defense with respect to Rent, nor shall the obligations of Tenant hereunder be affected by reason of: (i) any damage to or destruction of the Premises or any part thereof; (ii) any Taking of any Premises or any part thereof or interest therein by condemnation or otherwise (except as expressly provided in Paragraph 6(b) hereof); (iii) any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Premises or any part thereof, or any interference with such use, occupancy or enjoyment by any person or for any other reason unless arising or resulting from the grossly negligent acts or willful misconduct of Landlord or its agents, employees or contractors; (iv) any title defect or encumbrance or any matter affecting title to the Premises or any part thereof unless arising or resulting from Landlord's recordation of an encumbrance against the Premises in violation of the provisions of this Lease; (v) any default by Landlord hereunder; (vi) any proceeding relating to Landlord; (vii) any action of governmental authority;
(viii) any breach of warranty or misrepresentation; (ix) any defect in the condition, quality or fitness for use of the Premises or any part thereof; or
(x) any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

32.      WAIVER

         No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act as required hereunder shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any such subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding Default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

33.      TIME OF THE ESSENCE

         Landlord and Tenant agree that time shall be of the essence of all terms and provisions of this Lease.

34.      GOVERNING LAW

         This Lease shall be construed and governed in accordance with the laws of the state in which the Premises are located without regard to conflict of law principles.

35.      LEASE SECURITIZATION.

         Subject to Paragraph 17 hereof, Landlord reserves the right to assign, transfer, participate, pledge, hypothecate or encumber, or any combination thereof, all or any part of Landlord's interest in this Lease without Tenant's consent. Without limiting the generality of the foregoing, Tenant acknowledges that this Lease may be securitized, and Tenant agrees to cooperate in good faith with Landlord's reasonable requests relating to the securitization program process and requirements, and agrees and acknowledges that all information relating to Tenant and this Lease required to be provided by Tenant to Landlord under the terms of this Lease may be made available by Landlord to the other participants in the lease securitization (subject to the limitations set forth below), and Tenant agrees to assist Landlord in completing any documents reasonably necessary to accomplish any such transfer and/or securitization transaction (so long as Tenant's rights and entitlements under this Lease are not reduced thereby), at Landlord's sole expense. Tenant hereby authorizes Landlord to provide any information in Landlord's possession regarding Tenant in all reports required as part of a lease securitization program or by any governmental body that regulates Landlord, provided, however, that Landlord shall not disclose Tenant's proprietary information, including, without limitation, same store sales and store level profit and loss statements, which is not otherwise available to third parties, without a confidentiality agreement in the form attached hereto as Exhibit "E".

36.      ECONOMIC SUBSTITUTION

         In the event the Premises is damaged, rendered unuseable or otherwise materially and adversely affected as a result of a casualty or a Taking, or in the event Tenant determines in its reasonable business discretion, exercised in good faith, that the Premises is unprofitable for the purposes for which the same are then used pursuant to this Lease (for purposes hereof "unprofitable" shall mean that for the most recent 24 months of operation at the Premises the restaurant operation generated negative net cash flow), then Tenant may, at Tenant's option, during the term of this Lease or any extensions thereof, give written notice to Landlord of its intention to substitute another improved property having an O'Charley's Restaurant located thereon, which shall have a value no less than the greater of the following: (i) the then current value of the Premises (using the same appraisal methodology used in valuing the then current Landlord's acquisition of the Premises, including, without limitation, discounted cash flow analysis, comparable market sales, lease analysis, etc.) as established by a qualified independent appraiser selected by Landlord (who is a member of the American Institute of Real Estate Appraisers); or (ii) the Total Cost; provided, however, the substitute property meets all of Landlord's underwriting requirements, including, but not limited to, confirmation that the rating of any bonds or trust certificates issued in connection with a securitization in which this Lease is included will not change as a result of the substitution. Such other substitute property shall be subject to (iii) Landlord's written approval which shall not be unreasonably withheld; and (iv) the approval of any then mortgagee having an interest in the Premises. In addition to any other requirements of this paragraph with respect to the substitute property, it shall not be unreasonable for Landlord to reject a substitute property based on: (x) an unacceptable site inspection performed by Landlord or its agents, (y) Tenant's failure to comply with any of Landlord's normal, commercially reasonable due diligence and opinion letter requirements or (z) failure of the substitute property to comply with any of Landlord's normal commercially reasonable due diligence requirements. Landlord shall respond to any request by Tenant for substitution within thirty (30) days after all required due diligence has been received. The terms (including without limitation the rent amounts) of the related lease for such substitute property shall be identical to this Lease, except that the term shall be for the then remainder of the term of this Lease (including any remaining renewal options). Tenant shall pay all reasonable costs associated with the closing to effect the substitution. Upon Landlord's and any mortgagee's approval of the substitution of the Premises, a closing of title (whereby the Premises and any accompanying insurance proceeds and condemnation awards shall be conveyed by Landlord to Tenant and the substitute property shall be conveyed by Tenant to Landlord; at either party's request, the other party shall cooperate with all reasonable requests in order to cause such transfers to occur on a tax deferred basis) shall take place as soon as reasonably practical thereafter, but in no event later than sixty (60) days after Tenant is notified that the Landlord has approved the substitution. If the Landlord and the Landlord's mortgagee (if any) do not approve such substitute property, Tenant may submit other properties to the Landlord for the Landlord's (and the Landlord's mortgagee, if any) approval.

37.      SEVERABILITY

         If any provision of this Lease becomes unenforceable for any reason, such unenforceability shall not limit or impair the operation or validity of any other provision of this Lease.

38.      JURISDICTION, VENUE

         If any party to this Lease institutes any lawsuit or other action or proceeding against the other party and pertaining to this Lease, any right or obligation of any party hereunder, breach of this Lease or otherwise pertaining to the Premises, the sole and exclusive venue and jurisdiction for filing and maintaining any such lawsuit or other action or proceeding shall be in the jurisdiction where the Premises is located, and the parties to this Lease waive the right to institute or maintain any such suit, action or proceeding in any other courts or forums whatsoever. Each party by executing this Lease consents and submits itself to the personal jurisdiction of such court. LANDLORD AND TENANT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN RESPECT OF ANY LITIGATION BASED ON THIS LEASE, ARISING OUT OF THIS LEASE OR ANY OF THE OTHER RELATED DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER IS GIVEN AS A MATERIAL INDUCEMENT TO LANDLORD TO ACCEPT THIS LEASE.

39.      ATTORNEY'S FEES

         In the event of any litigation or other proceeding brought by either party to enforce the other party's obligations under this Lease, to the extent permitted by applicable law, the prevailing party shall be entitled to recover all court costs, attorney's fees and other costs and expenses incurred in connection therewith from the other party.

40.      EASEMENTS

         During the term of this Lease and any extension or renewal thereof, Landlord agrees to grant such utility easements on, over and above the Premises as Tenant may reasonably request.

41.      CONSENT, APPROVAL

         Wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval must be in writing and shall not be unreasonably withheld or delayed or conditioned upon the payment of money or the performance or assumption of additional liabilities or obligations. In the event of failure to give any such consent or approval, the other party shall be entitled to specific performance and shall have such other remedies as are reserved to it under this Lease, provided, however, that in no event shall Landlord or Tenant be liable in monetary damages for failure to give its consent or approval unless consent or approval is withheld maliciously or in bad faith.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease Agreement to be effective as of the day and date first above written.

                                                      "LANDLORD"

Signed, Sealed and Delivered
in the presence of:


____________________________________
Name: ______________________________


____________________________________
Name: ______________________________        By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                       [Insert Appropriate Notary Block]

                                                           "TENANT"

Signed, sealed and Delivered
in the presence of:

                                            By:_________________________________
______________________________________         _______________,
Name:_________________________________         _______________

                                            (CORPORATE SEAL)

______________________________________
Name:_________________________________


                       [Insert Appropriate Notary Block]


EXHIBITS ATTACHED

Exhibit "A" - Legal Description
Exhibit "B" - Subordination, Non-Disturbance and Attornment Agreement Exhibit "C" - Estoppel Certificate
Exhibit "D" - Subordination of Landlord's Lien
Exhibit "E" - Confidentiality Agreement

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PREMISES

O'Charley's ____/___________, __________ County, _____________

                                   EXHIBIT "B"

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

          THIS AGREEMENT, made and entered into as of the _____ day of ________ __, 200__, by and between ___________________________________________, a
_________________, whose address is____________________________________________
___________ (hereinafter referred to as the "Lender"), ________________________
_____________________, a _______________, whose address is ____________________
_____________________________ (hereinafter referred to as the "Tenant"), and
_______________, a _____________, whose address is ___________________________
(hereinafter referred to as the "Landlord");

                              W I T N E S S E T H:

         WHEREAS, Lender is the holder of a mortgage loan (hereinafter referred to as the "Loan") to Landlord, which Loan is secured by, inter alia, a [[ Commercial Mortgage/Deed of Trust ]] and Security Agreement executed by Landlord to and in favor of Lender (hereinafter referred to as the "Mortgage"), encumbering the Landlord's property located at _______________________________, in ___________ County, ________ (hereinafter referred to as the "Mortgaged Premises"); and

         WHEREAS, Landlord has leased all or some portion of the Mortgaged Premises (hereinafter referred to as the "Premises") to Tenant by Lease dated ______________________, 20___, as amended by __________________________ dated
__________________, 20___ (hereinafter collectively referred to as the "Lease") as evidenced by a Memorandum of Lease of record in __________________ County, ______________________; and

         WHEREAS, Lender, in connection with the Loan, requires that the Lease and all of the rights of Tenant thereunder be subordinated to the Mortgage and all of the rights of Lender thereunder subject to the terms of this Agreement; and

         WHEREAS, Tenant desires to receive certain assurances that its possession of the Premises and its rights under the Lease will not be disturbed in such event, and Lender is willing to grant certain assurances upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, hereby agree as follows:

         1. Subject to the terms of this Agreement, the Lease and all of the rights of Tenant thereunder shall be and are hereby declared to be and at all times hereafter shall be and remain subject and subordinate in all respects to the Mortgage and all of the rights of Lender thereunder. Notwithstanding such subordination, Lender hereby agrees (on its behalf and on behalf of any purchaser at foreclosure) that (a) so long as Tenant is not then in Default under the Lease the Lease and the leasehold estate thereby created will not be extinguished or terminated and the rights thereunder of Tenant will not be disturbed, affected or impaired by the foreclosure of such

Mortgage, delivery of a deed in lieu of foreclosure of such Mortgage, or the exercise of other rights and remedies that the Mortgage provides; (b) Tenant shall not be named or joined as a party defendant or otherwise in any proceeding for the foreclosure of such Mortgage or to enforce any rights under the Mortgage; (c) all condemnation awards and payments and all proceeds of insurance paid shall be applied and used in the manner set forth in this Lease; and (d) neither the Mortgage nor any other security instrument executed in connection therewith shall be construed as subjecting in any manner to the lien thereof any trade fixtures, business equipment, signs or other personal property at any time supplied or installed by Tenant in or on the Premises, regardless of the manner or mode of attachment thereof to the Premises. In the event that Lender succeeds to the interest of Landlord under the Lease and/or title to the Premises, Tenant shall not terminate or otherwise be disturbed in the event of a foreclosure of the Mortgage or in the event of any other exercise of remedies thereunder so long as Tenant is not in Default under the Lease beyond applicable cure period. Tenant agrees to attorn to and to recognize Lender (as mortgagee in possession or otherwise), or the purchaser at such foreclosure sale, as Tenant's landlord for the balance of the term of the Lease, in accordance with the terms and provisions thereof, but subject, nevertheless, to the provisions of this Agreement, which Agreement shall be controlling in the event of any conflict. Accordingly, from and after such event, Lender and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Landlord had before Lender (or such other purchaser) succeeded to the interest of Landlord thereunder.

         2. Notwithstanding Paragraph 1 above, Lender hereby agrees with Tenant that, so long as Tenant and/or its permitted successors and assigns are not in default under the Lease beyond applicable periods of notice and cure, Tenant's possession of the Premises under the Lease and Tenant's rights and entitlements under the Lease (including without limitation Tenant's rights to use insurance and condemnation proceeds for repair and restoration as provided in the Lease) shall not be disturbed, altered, adversely affected or interfered with by Lender or any purchaser at foreclosure.

         3. Tenant hereby agrees that Lender, or any purchaser at a foreclosure sale, shall not be (a) liable for any act or omission of Landlord under the Lease occurring prior to the date that Lender or such purchaser acquires the Property and becomes the Landlord under this Lease, (b) subject to any offsets or defenses which Tenant may have at any time hereafter against Landlord with respect to any event occurring prior to the date that Lender or such purchaser acquires the Property and becomes the Landlord under this Lease,
(c) bound by any rent which Tenant may have paid to Landlord for more than the current month, and (d) bound by any amendment or modification of the Lease made without Lender's prior written consent.

         4. Tenant hereby agrees that any entity or person which at any time hereafter becomes the landlord under the Lease, including, without limitation, Lender or the purchaser at a foreclosure sale, shall be liable only for the performance of the obligations of the landlord under the Lease which arise and accrue during the period of such entity's or person's ownership of the Premises.

         5. Tenant hereby agrees that, thirty (30) days before exercising any of its rights and remedies under the Lease in the event of any default by Landlord thereunder, it shall send written notice to Lender at the address set forth above, by certified mail, return receipt requested, of the occurrence of any default by Landlord in the terms and provisions of the Lease and describe with reasonable specificity the events constituting such default. Tenant further agrees that with respect to any default of Landlord which would entitle Tenant to cancel the Lease or offset or abate the rent payable thereunder, any provision of the Lease to the contrary notwithstanding, no such cancellation or offset or abatement of rent shall be effective unless Lender shall have received notice in the form and manner required by the provisions of this Paragraph, and shall have failed within thirty (30) days of the date of receipt of such notice to cure or cause to be cured, or if such default cannot be cured within such thirty (30) day period, shall have failed to commence and diligently prosecute the cure of, such default.

         6. This Agreement shall supersede, as between the parties hereto, all of the terms and provisions of the Lease which are inconsistent herewith.

         7. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns.

         8. This Agreement shall be construed in accordance with the laws of the state in which the Mortgage Premises is located.

         9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one Agreement.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                LENDER:

                                                ________________________________
                                                ________________________________

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                TENANT:

                                                ________________________________
                                                ________________________________

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                LANDLORD:

                                                ________________________________
                                                ________________________________

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                   EXHIBIT "C"

                              ESTOPPEL CERTIFICATE

         The undersigned with respect to the premises at ____________________________________ as more particularly described in Exhibit "A" attached hereto and made a part hereof by this reference (the "Premises"), certifies and affirms the following to _________________________ [[("Tenant")]] [[("Landlord")]] and to ____________________________________ [[("Mortgagee")]]
[[("Purchaser")]]:

         1. Tenant leases the Premises from Landlord under that certain Lease dated ____________, attached hereto and made a part hereof by this reference (the "Lease").

         2. Rental under the Lease has been paid through ________________________, 20__. No rent has been paid more than thirty (30) days in advance, except as described in the preceding sentence. The monthly base rental amount under the Lease as of the date hereof is $_________________.

         3. The term of the Lease is ___________________ through __________________, a period of ____________ years. Tenant has ________ options to extend the Lease for ________ years each, for a total term including all options through _____________________ as set forth in the Lease.

         4. Tenant, to the best of the undersigned's knowledge and belief without any independent investigation, is not in default under any term of the Lease.

         5. Landlord, to the best of the undersigned's knowledge and belief without any independent investigation, is not in default under any terms of the Lease.

         6. The Lease is in full force and effect and there have been no modifications or amendments unless attached hereto.

         This Certificate may be relied upon by [[Purchaser]] [[Mortgagee]], who intends to [[purchase the Premises] [and the Lease from Landlord], and by any mortgage lender of such person]] [[provide secured [lease] [loan] financing to [Landlord] [Tenant]].

Dated this _____ day of _______________, 200____
[[Landlord]] [[Tenant]]:______________________
By:___________________________________________
Title:________________________________________

                                   EXHIBIT "D"

                        SUBORDINATION OF LANDLORD'S LIEN

Lender:

[[Name and Address of Lender]]

Premises:

[[Concept/Site #/Address]], the legal description of which is attached to this Subordination of Landlord's Lien as Exhibit "A"

Landlord:

[[Name and Address of Landlord]]

Tenant:

[[Name and Address of Tenant]]

         1.       Subordination of Landlord's Lien as to Personal Property:
Landlord hereby subordinates, as to the lien related to Lender's security interest only, any lien, right or claim it may now or hereafter possess relative to certain goods and equipment (hereinafter referred to as "Collateral", a description of which is attached as Exhibit "B"), now or to be installed on or deposited at the above described Premises, provided that:

                  (a) The Collateral shall remain personal property and not be deemed a fixture whether or not it becomes attached to any real property.

                  (b) The Collateral may be recovered or repossessed at any time by Lender and Landlord will not interfere therewith, regardless of the manner or degree of the attachment of the Collateral to the Premises, provided Lender provides Landlord with twenty-four (24) hours prior written notice of its intent to remove the Collateral. In the event that such removal creates any type of holes or openings in the roof or exterior of the building, Lender will immediately repair, close, secure, and seal such holes or openings in such a manner that (a) leaves the building in a secure condition and (b) prevents the intrusion of weather, vermin or other damaging elements into the building and Lender shall be liable for any and all damage caused to the building by its failure to repair, close, secure, and seal any such holes or openings. Further, Lender shall be responsible for restoring and repairing to Landlord's reasonable satisfaction any and all damages to the Premises caused by the removal, recovery or repossession of the Collateral, all of which shall be completed within seven
(7) days from such removal, recovery or repossession. If such Collateral is not removed within thirty (30) days after Landlord serves Lender written notice of termination of the Lease, then such Collateral shall be deemed abandoned.

                  (c) Lender may enter upon the Premises at any reasonable time in order to inspect the Collateral; provided, however, Lender shall make arrangements with Tenant prior to such inspection. If the Premises have been vacated, such arrangements shall be coordinated with Landlord.

         2. Notice to Landlord: In the event Tenant shall fail, refuse or neglect to perform, observe or comply with any term, condition, covenant, agreement or obligation contained in any agreement entered into by and between Lender and Tenant in conjunction with the Collateral in favor of Lender as to Tenant's interest in the Collateral, Lender shall provide Landlord with written notice of the same and Landlord may, at its option and sole discretion, enter upon the Premises, and/or do whatever may be deemed necessary by Landlord to cure such failure by Tenant. Further, Lender shall provide Landlord with written notice of Tenant's satisfaction of its obligations to Lender related to the Collateral, within thirty (30) days of such satisfaction.

         3. Notice: Notice from one party to another relating to this Subordination of Landlord's Lien shall be deemed effective if made in writing and delivered to the recipient's address set forth below by any of the following means: i) hand delivery, ii) registered or certified mail, postage prepaid, or
iii) overnight courier service such as Federal Express, Airborne or United States Postal Service Express Mail. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand on a business day during business hours of the recipient (or if not during such business hours then on the next business day), on the third (3rd) business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service. Addresses for notices shall be as follows:

                  If to Landlord:_________________________________
                  ________________________________________________
                  ________________________________________________
                  ________________________________________________

                  If to Lender:___________________________________
                  ________________________________________________
                  ________________________________________________
                  ________________________________________________

                  If to Lender:___________________________________
                  ________________________________________________
                  ________________________________________________
                  ________________________________________________

         4. This Subordination of Landlord's Lien shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns.

         5. This Subordination of Landlord's Lien is made and entered into under, and shall be construed according to, the laws of the State of Florida, and the exclusive jurisdiction for any action arising hereunder shall be the State in which the Premises are located.

         6. This Subordination of Landlord's Lien may not be amended except by a written instrument signed by the parties hereto.

         7. This Subordination of Landlord's Lien shall not impair, modify or otherwise affect the terms of the Lease, including, without limitation, Tenant's obligations to pay rent and any other sums payable by Tenant pursuant to the terms of the Lease.

                         (SIGNATURES ON FOLLOWING PAGES)

                                                 "LANDLORD"

Signed, Sealed and Delivered
in the Presence of:

                                           _____________________________________
_____________________________________
Name:________________________________
                                           By:__________________________________
                                           Name:________________________________
                                           As Its:______________________________
_____________________________________
Name:________________________________

(INSERT APPROPRIATE NOTARY BLOCK)

                                                 "LENDER"

Signed, Sealed and Delivered
in the Presence of:

                                           _____________________________________
_____________________________________
Name:________________________________
                                           By:__________________________________
                                           Name:________________________________
                                           As Its:______________________________
_____________________________________
Name:________________________________

(INSERT APPROPRIATE NOTARY BLOCK)

                                                 "TENANT"

Signed, Sealed and Delivered
in the Presence of:

                                           _____________________________________
_____________________________________
Name:________________________________
                                           By:__________________________________
                                           Name:________________________________
                                           As Its:______________________________
_____________________________________
Name:________________________________

(INSERT APPROPRIATE NOTARY BLOCK)

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PREMISES

                       (attach copy of legal description)

                                   EXHIBIT "B"

         The Collateral means the following owned by Tenant, or in which Tenant has an interest (but only to the extent of such interest): all furniture, trade fixtures, building lettering, signs, sign posts, sign standards, food and customer service equipment (whether unattached or attached to the improvements by bolts and screws and/or by utility connections including, without limitation, walk-in refrigerators and freezers, remote refrigeration systems and exhaust systems and hoods and water heaters), equipment and other items of personal property now owned, acquired, held or used by Tenant in its operation of a [[Insert Restaurant Concept Name]] restaurant at the Premises and all additions to, substitutions for and replacements of the foregoing, but does not mean and specifically excludes (except as specifically set forth above) all lighting, electrical, heating, air cooling and air conditioning apparatus, gas, electric and power equipment, pipes, pumps, tanks, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, and communications apparatus, drapes, attached floor coverings, including carpeting, storm doors and windows, toilets and sinks, ducts and compressors, and related machinery and equipment including but not limited to compressors, regardless of whether any of the foregoing are affixed or attached to the Premises.

                                   EXHIBIT "E"

                            CONFIDENTIALITY AGREEMENT

         THIS CONFIDENTIALITY AGREEMENT (the "Agreement") is entered into on or as of ___________, 20__, by and between ______________________________ (the
"Receiving Party"), and _____________________________ and any subsidiaries or affiliates thereof (collectively, the "Disclosing Party"), for purposes of preserving the confidentiality of certain non-public information concerning the business affairs and operations of O'Charley's, Inc. (and its affiliates [[and the tenant(s) under the affected Lease(s)]]) (collectively, the "Tenant") to be provided to the Receiving Party for purposes of its evaluation of one or more potential acquisition transactions with the Disclosing Party (the "Transaction"). Certain of the Information (as hereafter defined) relates to the Tenant and the Tenant's business and, to that extent, the Tenant is a third party beneficiary of this Agreement and has the right to enforce this Agreement as if it were a party hereto. This Agreement may not be amended without the prior written consent of O'Charley's, Inc.

         SECTION 1. The Receiving Party hereby agrees that it will hold and keep confidential the Information received by it from the Disclosing Party, and that the Receiving Party will not disclose the Information to any other person or use it for any purpose other than for evaluating the Transaction, except that the Receiving Party may, subject to the confidentiality provisions of this Agreement, without such consent, disclose the Information to any of the following who need to know such Information for purposes of evaluating the Transaction and for the purposes indicated below:

                  (a) to directors, officers and employees of the Receiving Party and its affiliates and to a lender of the Receiving Party in connection with a financing of the Transaction and the legal counsel thereof; and

                  (b) to auditors or accountants of the Receiving Party and its affiliates as may be required in connection with any audit or other review of the books or records of any such person; and

                  (c) to such other parties as may be required by law, government regulation or order, subpoena or any other legal, administrative or legislative process;

provided, however, that the Receiving Party will remain liable and responsible for any disclosure of Information in violation of this Agreement by any person to whom Information is disclosed pursuant to subsections (a) or (b) above of this SECTION 1. In the event of any request for disclosure of Information pursuant to subsection (c) above, the Receiving Party agrees to use reasonable commercial efforts to provide the Disclosing Party and the Tenant with advance notice of any such request for disclosure as promptly as feasible in order that the Disclosing Party and/or the Tenant may at its expense seek a protective order or such other appropriate remedy as the Disclosing Party or the Tenant, as the case may be, deems necessary, provided, however, that the Receiving Party shall have no obligation to undertake any action in order to maintain the confidentiality of the Information where the request for the disclosure is made pursuant to subsection (c) above other than the obligation to use reasonable commercial efforts to give notice as provided by this sentence.

         SECTION 2. The term "Information" includes all financial and other information about the financial condition, business, products and services, real estate interests and related analyses relating to the Transaction, the Tenant or the Tenant's business that is furnished to the Receiving Party by the Disclosing Party pursuant to the terms of this Agreement. Notwithstanding any of the foregoing, Information will not be considered confidential and the Receiving Party may disclose such Information without restriction in any of the following circumstances:

                  (a) if such Information is publicly available (as opposed to information and data that has been complied, processed, formatted and/or reported, which shall be deemed Information which is confidential to the Disclosing Party and/or the Tenant) prior to receipt by the Receiving Party of the Information or if such Information is thereafter made publicly available (either to the general public or to any relevant trade or industry) other than by the Receiving Party's breach of its undertakings in this Agreement;

                  (b) if such Information becomes available to the Receiving Party from a source other than the Disclosing Party or the Tenant and the Receiving Party has no knowledge that such source is under an obligation to the Disclosing Party or the Tenant to keep the Information confidential;

                  (c) if the Receiving Party can demonstrate that such Information was known to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party; and

                  (d) if such Information is independently developed by the Receiving Party and the Receiving Party can present proof thereof.

The above-described obligations to keep Information confidential and not to disclose the Information shall automatically terminate and expire three years after the date hereof. All Information provided by the Disclosing Party to the Receiving Party pursuant to this Agreement is and shall remain the property of the Disclosing Party or the Tenant, as the case may be, and all such documents, and any copies thereof, shall be promptly returned to the Disclosing Party, or otherwise disposed of, according to the reasonable written request or instructions of the Disclosing Party.

         SECTION 3. In the event the Receiving Party has requested a consent from the Disclosing Party to disclose Information relating to the Tenant or the Tenant's business or if the Disclosing Party becomes aware of a disclosure in violation of this Agreement or if the Disclosing Party receives notice that the Receiving Party believes that it is required by law, government regulation or order, subpoena or any other legal, administrative or legislative process to disclose Information, the Disclosing Party shall provide prompt notification in writing to the Tenant of such request for consent or disclosure.

         SECTION 4. Each party acknowledges that, in the event of a breach of this Agreement, remedies at law would be inadequate and that the Disclosing Party or the Tenant, as the case may be, shall be entitled to seek an injunction restraining such breach, in addition to any other remedy provided by equity or at law.

         SECTION 5. The Receiving Party understands that Information received from the Disclosing Party or the Tenant may be material, non-public information within the meaning of applicable federal and state securities laws. The Receiving Party shall not utilize or rely upon any of the Information in connection with any transaction involving the purchase or sale of securities of any issuer to which the Information may directly or indirectly relate.

         SECTION 6. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, written or oral, with respect thereto. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of laws. If any party to this Agreement institutes any lawsuit or other action or proceeding against the other party and pertaining to this Agreement, any right or obligation of any party hereunder, breach of this Agreement or otherwise pertaining to the Information, the sole and exclusive venue and jurisdiction for filing and maintaining any such lawsuit or other action or proceeding shall be in the Circuit Court for Orange County, Florida, and the parties to this Agreement waive the right to institute or maintain any such suit, action or proceeding in any other courts or forums whatsoever. Each party, by executing this Agreement, consents and submits itself to the personal jurisdiction of such court. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A party shall have no duties, responsibilities or authority hereunder except those expressly set forth herein and no fiduciary relationship with the other party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other document referred to herein or otherwise exist against any party. This Agreement shall be binding upon the successors and assigns of the parties hereto, and shall inure to the benefit of the successors and assigns of the parties hereto and the Tenant. A fully executed copy of this Agreement must be delivered by the Disclosing Party to the Tenant prior to the delivery of any Information to the Receiving Party.

         SECTION 7. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by a nationally recognized overnight courier or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Disclosing Party: ____________________________
                                 ____________________________
                                 ____________________________

         If to Receiving Party:  ____________________________
                                 ____________________________
                                 ____________________________

         If to Tenant:           ____________________________
                                 ____________________________
                                 ____________________________

Notice for purposes of this Agreement shall be deemed given when it shall have been received by the recipient. Any party listed above may change its address for notices by written notice in like manner as provided in this SECTION 7.

         IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the above date.

                                                 DISCLOSING PARTY:

                                                 ______________________________,
                                                 a _____________________________

                                                 By:____________________________
                                                 Name:__________________________
                                                 As Its:________________________

                                                 RECEIVING PARTY:

                                                 ___________________________, a
                                                 _______________________________

                                                 By:____________________________
                                                 Name:__________________________
                                                 As Its:________________________

            [INSERT APPROPRIATE ACKNOWLEDGEMENT FORM FOR EACH PARTY]

O'Charley's ___/____________, _____________ County, ____________

                                  RENT ADDENDUM
                                       TO
                                 LEASE AGREEMENT

         THIS RENT ADDENDUM dated _______ ____, 2003, by and between ___________ __________, a Delaware limited partnership as "Landlord", and ________________, a _____________________, as "Tenant", for O'Charley's ___, ___________,
_________ County, ___________, is attached to and made a part of that certain Lease Agreement by and between Landlord and Tenant of even date herewith (the "Lease"). Notwithstanding any other provision to the contrary which may be contained in said Lease, it is specifically agreed by and between Landlord and Tenant as follows:

         1. DEFINITIONS. Capitalized terms used in this Rent Addendum shall, unless otherwise defined, have the meanings ascribed to them in the Lease.

         2. COMMENCEMENT OF RENT. On the date hereof, Landlord has simultaneously entered into the Lease with Tenant pursuant to which Tenant has agreed to lease from Landlord the Premises and all improvements now or hereafter constructed thereon. Payment of Annual Rent shall commence as of the Annual Rent Commencement Date, notwithstanding that some or all of the improvements contemplated to be constructed on the Premises may not be constructed or complete at that time.

         3.       ANNUAL RENT.

                  (a) Beginning on the Annual Rent Commencement Date, Tenant covenants and agrees to pay to Landlord annual rent ("Annual Rent") according to the following schedule:

                                                         MONTHLY
   LEASE YEAR                   ANNUAL RENT            INSTALLMENT
   ----------                   -----------            -----------
       1                          $________             $_________
       2                          $________             $_________
       3                          $________             $_________
       4                          $________             $_________
5 and following                   $________             $_________

         All payments of Annual Rent shall be paid in equal monthly installments paid monthly in advance on the first (1st) business day of each month by electronic funds. (ACH).

                  (b) Increases in Annual Rent. Commencing at the end of the fifth (5th) Lease Year after the Annual Rent Commencement Date, and on each one (1) year anniversary of such date thereafter and through the fifteenth
(15th) Lease Year during the term of this Lease, Annual Rent shall be increased by an amount equal to the previous year's Annual Rent multiplied by seventy percent (70%) of the percentage increase in the Base Index as herein defined for the previous twelve (12) month period, in accordance with only positive changes in the Base Index, subject to a maximum annual increase of no more than one and three quarters percent (1.75%). For purposes of this Lease, "Base Index" shall be defined as the Consumer Price Index for U.S. City Average, all Urban Consumers on the 1982-1984 = 100 base published by the Bureau of Labor Statistics, U.S. Department of Labor. If the Base Index is discontinued or revised during the term hereof, such other government index or computation with which it is replaced by the Bureau of Labor Statistics shall be used in order to obtain substantially the same result as would be obtained if the Base Index has not been discontinued or raised, and if the Base Index is not so replaced, Landlord shall adopt a substitute index or substitute procedure which reasonably reflects changes in the purchasing power of the U.S. Dollar. At the end of Lease Years sixteen (16) through twenty (20) and additionally at the end of each Lease Year during any Lease renewal option periods, the Annual Rent increase shall be equal to previous year's Annual Rent multiplied times fifty percent (50%) of the percentage increase in the Base Index for the previous twelve (12) month period, in accordance with only positive changes in the Base Index, subject to a maximum Annual Rent increase of no more than one and one quarter percent (1.25%).

                  (c) Partial Months. If the date on which Annual Rent shall be first due and payable shall fall on a day other than the first day of a calendar month, then Annual Rent for the partial rental month shall be prorated on a per diem basis on the first Annual Rent payment and shall be paid by Tenant to Landlord for such month.

                  (d) Annual Rent Adjustment in the Event of Certain Sales of Premises. Notwithstanding the foregoing, in the event the Landlord shall sell the Premises and assign this Lease to an unrelated third party at any time during the first four (4) Lease Years, the Annual Rent payable from and after the date of such sale and assignment through the end of the fifth Lease Year shall be adjusted to the Annual Rent shown in subparagraph (a) above for the fifth (5th) Lease Year, effective as of the day of closing of said sale and assignment. To compensate Tenant for such increase and as a condition to such increase, Landlord shall pay to Tenant upon the close of escrow and assignment of the Lease a lump sum payment equal to the difference between (i) the total of all Annual Rent payments outlined in subparagraph (a) above, which would have otherwise (but for such sale and assignment by Landlord) been due and payable by Tenant hereunder for the period beginning on the day of such closing through the end of the fourth (4th) Lease Year, and (ii) the total of all Annual Rent payments as adjusted pursuant to this paragraph (d) for the period beginning on the day of such closing through the end of the fourth (4th) Lease Year. Landlord shall not be permitted to adjust Annual Rent as provided in this paragraph in the event of any such sale that closes after the fourth (4th) Lease Year. For purposes of this paragraph, the term "unrelated third party" shall not include any affiliate of the Landlord or any transferee in connection with the securitization of the Lease by the Landlord.

         4.       PERCENTAGE RENT. [INTENTIONALLY DELETED]

         5. SALES/USE TAX. Tenant shall also pay to Landlord any sales and use tax imposed on any Rent payable hereunder from time to time by state law or any other governmental entity, which sums are due monthly as to monthly Rent payments on the due date of the Rent payment under this Lease.

         6. REPORTING. Tenant shall, during the term of this Lease and any extensions thereto: (i) keep books and records reflecting its financial condition including, but not limited to, the operation of the Premises in accordance with generally accepted accounting principles consistently applied; (ii) furnish to Landlord within forty-five (45) days after the end of each fiscal quarter of Tenant an unaudited financial statement (including a balance sheet, income and expense statement, statement of cash flows, and debt and lease schedules of Tenant) of Tenant and a statement of income and expenses of the Premises; and (iii) furnish to Landlord, fiscal year-end audited current signed financial statements of Tenant (including an annual balance sheet, a profit/loss statement, statement of cash flows and footnotes) within one hundred twenty (120) days after the end of each fiscal year; provided, however that Landlord agrees to accept Tenant's 10-Q and 10-K filings in satisfaction of Tenant's requirements under clauses (ii) and (iii) above. Landlord shall have the right, from time to time during normal business hours, upon reasonable prior notice, to examine such books, records and accounts at the offices of Tenant or other entity as is maintaining such books, records and accounts, and to make such copies or extracts thereof as Landlord shall desire. Further, in the event Landlord seeks to securitize or otherwise transfer the Lease, then (upon Landlord's request), Tenant agrees to cooperate with Landlord in providing such information as would be reasonably required for the transaction, including but not limited to income and expense statements for the Premises. Landlord shall maintain confidentiality of such information in the same manner Landlord has agreed in the Lease to maintain the confidentiality of other reports and information provided by Tenant pursuant to the terms of this Lease.

         7. LATE CHARGES. In the event any installment of Rent is not received by Landlord within ten (10) days after Tenant's receipt of written notice from Landlord that such installment has not been received on or before its respective due date, there shall be an automatic late charge due to Landlord from Tenant in the amount of five percent (5%) of such delinquent installment of Rent. All such late charges due hereunder shall be deemed additional rent, and are not penalties but rather are charges attributable to administrative and collection costs arising out of such delinquency. In addition to such late charge, in the event Landlord does not receive Rent when due hereunder, interest at the rate of the lesser of 10% per annum or the maximum rate allowable by law shall be due and payable with respect to such payment from the expiration of any applicable grace period until Landlord receives such Rent.

         8. PAYMENTS OF RENTS. All Rent payments shall be made by electronic funds transfer to Landlord to the account and in accordance with the procedures designated by Landlord, or in such other manner as Landlord or its successors or assigns, respectively, may from time to time designate in writing.

         9. NO ABATEMENT. Unless otherwise stated in the Lease, no abatement, offset, diminution or reduction of (a) Rent, charges or other compensation, or (b) Tenant's other obligations under this Lease shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever.

         10. INTEREST CHARGES. Notwithstanding any provision of the Lease or this Rent Addendum to the contrary relating to the payment of interest, late fees or charges or similar costs, it is the intent of Landlord and Tenant that Landlord shall not be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum amount of interest permitted to be charged by applicable laws or regulations, as amended or enacted from time to time. In the event the Lease or this Rent Addendum requires a payment of interest that exceeds

The following lease agreements are substantially identical to the Form of Lease Agreement shown here, except for the landlord, the tenant, the location of the restaurant, the annual rent due under the lease, and the commencement date and expiration date of the lease. These documents are not filed as separate documents in accordance with Rule 12b-31 under the Securities Exchange Act of 1934.


                                                                                                COMMENCEMENT         EXPIRATION
LANDLORD                      TENANT          RESTAURANT LOCATION           ANNUAL RENT             DATE                DATE

CNL Funding 2001-A, LP    O'Charley's Inc.         Oxford, AL         Year 1 - $125,768.16     October 17, 2003    October 31, 2023
                                                                      Year 2 - $133,059.07
                                                                      Year 3 - $140,349.98
                                                                      Year 4 - $147,640.89
                                                                      Year 5 and after -
                                                                               $154,931.80

CNL Funding 2001-A, LP    O'Charley's Inc.    Painfield (Avon), IN    Year 1 - $186,613.61     October 17, 2003   October 31, 2023
                                                                      Year 2 - $197,431.79
                                                                      Year 3 - $208,249.97
                                                                      Year 4 - $219,068.15
                                                                      Year 5 and after -
                                                                               $229,886.33


CNL Funding 2001-A, LP    O'Charley's Inc.       Centerville, GA      Year 1 - $124,513.61     October 17, 2003   October 31, 2023
                                                                      Year 2 - $131,731.79
                                                                      Year 3 - $138,949.97
                                                                      Year 4 - $146,168.15
                                                                      Year 5 and after -
                                                                               $153,386.33

CNL Funding 2001-A, LP    O'Charley's Inc.         Mobile, AL         Year 1 - $170,868.77     October 17, 2003   October 31, 2023
                                                                      Year 2 - $180,774.21
                                                                      Year 3 - $190,679.64
                                                                      Year 4 - $200,585.08
                                                                      Year 5 and after -
                                                                               $210,490.52

CNL Funding 2001-A, LP    O'Charley's Inc.         Mobile, AL         Year 1 - $141,450.00     October 17, 2003   October 31, 2023
                                                                      Year 2 - $149,650.00
                                                                      Year 3 - $157,850.00
                                                                      Year 4 - $166,050.00
                                                                      Year 5 and after -
                                                                               $174,250.00

CNL Funding 2001-A, LP    O'Charley's Inc.        Marietta, GA        Year 1 - $150,548.27     October 17, 2003   October 31, 2023
                                                                      Year 2 - $159,275.71
                                                                      Year 3 - $168,003.14
                                                                      Year 4 - $176,730.58
                                                                      Year 5 and after -
                                                                               $185,458.02

CNL Funding 2001-A, LP    O'Charley's Inc.       Bloomington, IN      Year 1 - $142,682.27     October 17, 2003   October 31, 2023
                                                                      Year 2 - $150,953.71

                                                                                                     COMMENCEMENT     EXPIRATION
LANDLORD                               TENANT         RESTAURANT LOCATION         ANNUAL RENT            DATE            DATE


                                                                           Year 3 - $159,225.14
                                                                           Year 4 - $167,496.58
                                                                           Year 5 and after -
                                                                                    $175,768.02

CNL Funding 2001-A, LP            O'Charley's Inc.     Indianapolis, IN    Year 1 - $150,876.02  October 17, 2003   October 31, 2023
                                                                           Year 2 - $159,622.46
                                                                           Year 3 - $168,368.89
                                                                           Year 4 - $177,115.33
                                                                           Year 5 and after -
                                                                                    $185,861.77

CNL Funding 2001-A, LP d/b/a   O'Charley's Restaurant   Louisville, KY     Year 1 - $175,722.44  October 17, 2003   October 31, 2023
CNL Funding 2001-A, LP, a          Properties, LLC                         Year 2 - $185,909.25
Delaware limited partnership                                               Year 3 - $196,096.05
                                                                           Year 4 - $206,282.86
                                                                           Year 5 and after -
                                                                                    $216,469.67

CNL Funding 2001-A, LP d/b/a   O'Charley's Restaurant    Lexington, KY     Year 1 - $131,538.77  October 17, 2003   October 31, 2023
CNL Funding 2001-A, LP, a          Properties, LLC                         Year 2 - $139,164.21
Delaware Limited Partnership                                               Year 3 - $146,789.64
                                                                           Year 4 - $154,415.08
                                                                           Year 5 and after -
                                                                                    $162,040.52

CNL Funding 2001-A, LP d/b/a   O'Charley's Restaurant    Hopkinsville, KY  Year 1 - $132,981.84  October 17, 2003   October 31, 2023
CNL Funding 2001-A, LP, a          Properties, LLC                         Year 2 - $140,690.93
Delaware Limited Partnership                                               Year 3 - $148,400.02
                                                                           Year 4 - $156,109.11
                                                                           Year 5 and after -
                                                                                    $163,818.21

CNL Funding 2001-A, LP d/b/a   O'Charley's Restaurant      Florence, KY    Year 1 - $223,936.40  October 17, 2003   October 31, 2023
CNL Funding 2001-A, LP, a          Properties, LLC                         Year 2 - $236,918.22
Delaware Limited Partnership                                               Year 3 - $249,900.04
                                                                           Year 4 - $262,881.86
                                                                           Year 5 and after -
                                                                                    $275,863.68

CNL Funding 2001-A, LP            O'Charley's Inc.         Tupelo, MS      Year 1 - $124,074.56  October 17, 2003   October 31, 2023
                                                                           Year 2 - $131,267.29
                                                                           Year 3 - $138,460.01
                                                                           Year 4 - $145,652.74
                                                                           Year 5 and after -
                                                                                    $152,845.47

CNL Funding 2001-A, LP d/b/a      O'Charley's Inc.         Asheville, NC   Year 1 - $116,923.61  October 17, 2003   October 31, 2023
CNL Funding 2001-A, Limited                                                Year 2 - $123,701.79
Partnership                                                                Year 3 - $130,479.97
                                                                           Year 4 - $137,258.15
                                                                           Year 5 and after -
                                                                                    $144,036.33

CNL Funding 2001-A, LP            O'Charley's Inc.         Burlington, NC  Year 1 - $140,715.77  October 17, 2003   October 31, 2023

LANDLORD                            TENANT      RESTAURANT LOCATION           ANNUAL RENT     COMMENCEMENT DATE     EXPIRATION DATE

d/b/a CNL Funding 2001-A,                                              Year 2 - $148,873.21
Limited Partnership                                                    Year 3 - $157,030.64
                                                                       Year 4 - $165,188.08
                                                                       Year 5 and after -
                                                                                $173,345.52

CNL Funding 2001-A, LP d/b/a   O'Charley's Inc.      Carey, NC         Year 1 - $143,665.52   October 17, 2003      October 31, 2023
CNL Funding 2001-A, Limited                                            Year 2 - $151,993.96
Partnership                                                            Year 3 - $160,322.39
                                                                       Year 4 - $168,650.83
                                                                       Year 5 and after -
                                                                                $176,979.27

CNL Funding 2001-A, LP d/b/a   O'Charley's Inc.     Monroe, NC         Year 1 - $136,409.90   October 17, 2003      October 31, 2023
CNL Funding 2001-A, Limited                                            Year 2 - $144,317.72
Partnership                                                            Year 3 - $152,225.54
                                                                       Year 4 - $160,133.36
                                                                       Year 5 and after -
                                                                                $168,041.18

CNL Funding 2001-A, LP         O'Charley's Inc.   Chattanooga, TN      Year 1 - $175,950.00   October 17, 2003      October 31, 2023
                                                                       Year 2 - $186,150.00
                                                                       Year 3 - $196,350.00
                                                                       Year 4 - $206,550.00
                                                                       Year 5 and after -
                                                                                $216,750.00

CNL Funding 2001-A, LP         O'Charley's Inc.  Murfreesboro, TN      Year 1 - $163,885.63   October 17, 2003      October 31, 2023
                                                                       Year 2 - $173,386.24
                                                                       Year 3 - $182,886.86
                                                                       Year 4 - $192,387.47
                                                                       Year 5 and after -
                                                                                $201,888.09

CNL Funding 2001-A, LP         O'Charley's Inc.     Smyrna, TN         Year 1 - $175,457.27   October 17, 2003      October 31, 2023
                                                                       Year 2 - $185,628.71
                                                                       Year 3 - $195,800.14
                                                                       Year 4 - $205,971.58
                                                                       Year 5 and after -
                                                                                $216,143.02

CNL Funding 2001-A, LP         O'Charley's Inc.     Bristol, VA        Year 1 - $137,110.52   October 17, 2003      October 31, 2023
                                                                       Year 2 - $145,058.96
                                                                       Year 3 - $153,007.39
                                                                       Year 4 - $160,955.83
                                                                       Year 5 and after -
                                                                                $168,904.27

CNL Funding 2001-A, LP         O'Charley's Inc.    Richmond, VA        Year 1 - $147,096.41   October 17, 2003      October 31, 2023
                                                                       Year 2 - $155,623.74
                                                                       Year 3 - $164,151.06
                                                                       Year 4 - $172,678.39
                                                                       Year 5 and after -
                                                                                $181,205.72

                                                        RESTAURANT                                 COMMENCEMENT      EXPIRATION
LANDLORD                            TENANT               LOCATION         ANNUAL RENT                  DATE             DATE

CNL Funding 2001-A, LP            O'Charley's Inc.    Dothan, AL     Year 1 - $131,211.02      October 17, 2003    October 31, 2023
2002
                                                                     Year 2 - $138,817.46
                                                                     Year 3 - $146,423.89
                                                                     Year 4 - $154,030.33
                                                                     Year 5 and after -
                                                                              $161,636.77

CNL Income Fund VI, Ltd., CNL     O'Charley's Inc.    Dalton, GA     Year 1 - $131,100.00      November 7, 2003    November 30, 2023
Income Fund XI, Ltd., CNL                                            Year 2 - $138,700.00
Income Fund XV, Ltd., and CNL                                        Year 3 - $146,300.00
Income Fund XVI, Ltd.                                                Year 4 - $153,900.00
                                                                     Year 5 and after -
                                                                              $161,500.00

CNL Income Fund X, Ltd., CNL      O'Charley's Inc.    Tucker, GA     Year 1 - $106,009.12      November 7, 2003    November 30, 2023
Income Fund XIII, Ltd., CNL                                          Year 2 - $112,154.57
Income Fund XIV, Ltd., and CNL                                       Year 3 - $118,300.03
Income Fund XV, Ltd.                                                 Year 4 - $124,445.48
                                                                     Year 5 and after -
                                                                              $130,590.94

CNL Funding 2001-A, LP            O'Charley's Inc.  Evansville, IN   Year 1 - $125,253.70      November 7, 2003    November 30, 2023
                                                                     Year 2 - $132,514.78
                                                                     Year 3 - $139,775.87
                                                                     Year 4 - $147,036.95
                                                                     Year 5 and after -
                                                                              $154,298.04

CNL Funding 2001-A, LP            O'Charley's Inc.  Cincinnati, OH   Year 1 - $108,518.16      November 7, 2003    November 30, 2023
                                                                     Year 2 - $114,809.07
                                                                     Year 3 - $121,099.98
                                                                     Year 4 - $127,390.89
                                                                     Year 5 and after -
                                                                              $133,681.80

CNL Funding 2001-A, LP            O'Charley's Inc.   Franklin, TN    Year 1 - $156,818.16      November 7, 2003    November 30, 2023
                                                                     Year 2 - $165,909.07
                                                                     Year 3 - $174,999.98
                                                                     Year 4 - $184,090.89
                                                                     Year 5 and after -
                                                                              $193,181.80

CNL Funding 2001-A, LP            O'Charley's Inc.   O'Fallon, IL    Year 1 - $137,546.39      December 30, 2003   December 31, 2023
                                                                     Year 2 - $144,981.33
                                                                     Year 3 - $152,416.27
                                                                     Year 4 - $159,851.21
                                                                     Year 5 and after -
                                                                              $167,286.15

CNL Funding 2001-A, LP d/b/a       O'Charley's       Paducah, KY     Year 1 - $120,754.53      December 30, 2003   December 31, 2023
CNL Funding 2001-A, LP, a          Restaurant                        Year 2 - $127,281.80
Delaware Limited Partnership       Properties, LLC                   Year 3 - $133,809.08
                                                                     Year 4 - $140,336.35
                                                                     Year 5 and after -
                                                                              $146,863.62

LANDLORD                        TENANT         RESTAURANT LOCATION          ANNUAL RENT        COMMENCEMENT DATE   EXPIRATION DATE

CNL Funding 2001-A, LP     O'Charley's Inc.       Greenwood, SC      Year 1 - $121,090.94      December 30, 2003   December 31, 2023
                                                                     Year 2 - $127,636.39
                                                                     Year 3 - $134,181.85
                                                                     Year 4 - $140,727.30
                                                                     Year 5 and after -
                                                                              $147,272.76

CNL Funding 2001-A, LP     O'Charley's Inc.       Hermitage, TN      Year 1 - $192,400.00      December 30, 2003   December 31, 2023
                                                                     Year 2 - $202,800.00
                                                                     Year 3 - $213,200.00
                                                                     Year 4 - $223,600.00
                                                                     Year 5 and after -
                                                                              $234,000.00

CNL Funding 2001-A, LP     O'Charley's Inc.        Jackson, TN       Year 1 - $183,318.20      December 30, 2003   December 31, 2023
                                                                     Year 2 - $193,227.29
                                                                     Year 3 - $203,136.39
                                                                     Year 4 - $213,045.48
                                                                     Year 5 and after -
                                                                              $222,954.57

CNL Funding 2001-A, LP     O'Charley's Inc.     Johnson City, TN     Year 1 - $139,590.94      December 30, 2003   December 31, 2023
                                                                     Year 2 - $147,136.39
                                                                     Year 3 - $154,681.85
                                                                     Year 4 - $162,227.30
                                                                     Year 5 and after -
                                                                                  $169,772.76